   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1998
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                           LONG ISLAND FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                     6022                                          APPLIED FOR
(State or other jurisdiction                     (Primary standard industrial                        (I.R.S.  employer
of incorporation or organization)                 classification code number)                   identification number)

                               ONE SUFFOLK SQUARE
                            ISLANDIA, NEW YORK 11722
                                 (516) 348-0888
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               DOUGLAS C. MANDITCH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           LONG ISLAND FINANCIAL CORP.
                               ONE SUFFOLK SQUARE
                            ISLANDIA, NEW YORK 11722
                                 (516) 348-0888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

      GEORGE W. MURPHY, JR., ESQ.                     WILLIAM C. MORRELL, ESQ.
           BRIAN K. LEE, ESQ.                          VAN NOSTRAND & MARTIN
       MULDOON, MURPHY & FAUCETTE                           53 BROADWAY
      5101 WASHINGTON AVENUE, N.W.                          P.O. BOX 307
        WASHINGTON, D.C.  20016                      AMITYVILLE, NEW YORK 11701

                              --------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           As promptly as practicable after the effective date of this
                             Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]
                              --------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
       TITLE OF EACH CLASS                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
        OF SECURITIES TO               AMOUNT TO BE             OFFERING PRICE              AGGREGATE             REGISTRATION
          BE REGISTERED                 REGISTERED                 PER UNIT              OFFERING PRICE               FEE
------------------------------------------------------------------------------------------------------------------------------------
Common stock
$0.01 Par Value..................   1,781,708 shares(1)           $12.9375(2)            $23,050,847(2)            $6,800(2)
====================================================================================================================================

(1) Estimated based on number of shares to be issued in respect to the number of outstanding shares of Common Stock of Long Island Commercial Bank ("LICB" or the "Bank"), as adjusted to reflect up to an additional 7.7% of the outstanding shares due to shares required through the Bank's Dividend Reinvestment Plan.
(2) The proposed maximum offering price per share and proposed maximum aggregate offering price reflect the market price and market value of the Common Stock of LICB, to be converted and exchanged in connection with the reorganization described in the Prospectus and Proxy Statement, computed in accordance with Rule 457(f)(1), based upon the average of the high and low sales price of the Common Stock as reported by the Nasdaq National Market System on September 17, 1998. The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely in order to determine the registration fee.

                   LONG ISLAND COMMERCIAL BANK PROXY STATEMENT
         CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K
             SHOWING THE LOCATION IN THE PROSPECTUS OF THE RESPONSES
                       TO THE ITEMS OF PART I OF FORM S-4.


FORM S-4 ITEM                                                                         LOCATION IN PROSPECTUS
-------------                                                                         ----------------------
 1.  Forepart of Registration Statement and Outside
     Front Cover Page of Prospectus............................................       Facing Page; Cross Reference Sheet;
                                                                                      Outside Front Cover Page
 2.  Inside Front and Outside Back Cover Pages of
     Prospectus................................................................       Inside Front Cover Page; Available
                                                                                      Information; Outside Back Cover Page;
                                                                                      Table of Contents
 3.  Risk Factors, Ratio of Earnings to Fixed Charges
     and Other Information

     1.    Item 3(a) ..........................................................       Summary
     2.    Item 3(b) ..........................................................       Summary
     3.    Item 3(c) ..........................................................       Summary; Proposal 1 - Approval of the
                                                                                      Plan of Acquisition
     4.    Item 3(d) ..........................................................       Not Applicable
     5.    Item 3(e) ..........................................................       Not Applicable
     6.    Item 3(f) ..........................................................       Not Applicable
     7.    Item 3(g) ..........................................................       Not Applicable
     8.    Item 3(h) ..........................................................       Summary
     9.    Item 3(i) ..........................................................       Summary; Proposal 1 - Approval of the
                                                                                      Plan of Acquisition
     10.   Item 3(j) ..........................................................       Summary; Proposal 1 - Approval of the
                                                                                      Plan of Acquisition
     11.   Item 3(k) ..........................................................       Summary; Proposal 1 - Approval of the
                                                                                      Plan of Acquisition
 4.  Terms of the Transaction

     1.    Item 4(a) ..........................................................       Summary; Proposal 1 - Approval of the
                                                                                      Plan of Acquisition - Plan of Acquisition;
                                                                                      Description of Reorganization; Reasons for
                                                                                      the Reorganization and Recommendation
                                                                                      of the Board of Directors; Comparison of
                                                                                      Shareholder Rights and Certain Anti-
                                                                                      takeover Considerations; Tax
                                                                                      Consequences of Reorganization; and
                                                                                      Dividends on and Price Range of Common
                                                                                      Stock
     2.    Item 4(b) ..........................................................       Not Applicable
     3.    Item 4(c) ..........................................................       Summary

 5.  Pro Forma Financial Information...........................................       Capitalization

 6.  Material Contacts with the Company Being
     Acquired..................................................................       Not Applicable

 7.  Additional Information Required for Reoffering by
     Persons and Parties Deemed to be Underwriters.............................       Not Applicable

 8.  Interests of Named Experts and Counsel....................................       Legal Opinion

 9.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities............................       Proposal 1 - Approval of the Plan of
                                                                                      Acquisition - Comparison of Shareholder
                                                                                      Rights and Certain Anti-Takeover
                                                                                      Considerations

  B.  INFORMATION ABOUT THE REGISTRANT

 10.  Information with Respect to S-3 Registrants...............................      Not Applicable

 11.  Incorporation of Certain Information by Reference.........................      Not Applicable

 12.  Information with Respect to S-2 or S-3 Registrants........................      Not Applicable

 13.  Incorporation of Certain Information by Reference.........................      Not Applicable

 14.  Information with Respect to Registrants Other Than
      S-3 or S-2 Registrants

      1.    Item 14(a) .........................................................      Summary
      2.    Item 14(b) .........................................................      Not Applicable
      3.    Item 14(c) .........................................................      Legal Proceedings
      4.    Item 14(d) .........................................................      Dividends on and Price Range of Common
                                                                                      Stock
      5.    Item 14(e) .........................................................      Not Applicable
      6.    Item 14(f) .........................................................      Not Applicable
      7.    Item 14(g) .........................................................      Not Applicable
      8.    Item 14(h) .........................................................      Not Applicable
      9.    Item 14(i) .........................................................      Not Applicable

  C.  INFORMATION ABOUT THE COMPANY
      BEING ACQUIRED

 15.  Information with Respect to S-3 Companies.................................      Not Applicable

 16.  Information with Respect to S-2 or S-3 Companies..........................      Not Applicable

 17.  Information with Respect to Companies Other Than
      S-2 or S-3 Companies......................................................      Not Applicable

  D.  VOTING AND MANAGEMENT INFORMATION

 18. Information if Proxies, Consents or Authorizations are to be Solicited

      1.    Item 18(a)(1).......................................................      Letter to Shareholders; Summary;
                                                                                      Solicitation and Voting of Proxies
      2.    Item 18(a)(2) ......................................................      Solicitation and Voting of Proxies;
                                                                                      Revocation of Proxies
      3.    Item 18(a)(3) ......................................................      Summary; Proposal 1 - Approval of the
                                                                                      Plan of Acquisition - Rights of Dissenting
                                                                                      Shareholders
      4.    Item 18(a)(4) ......................................................      Solicitation and Voting of Proxies
      5.    Item 18(a)(5) ......................................................      Voting Securities and Principal Holders
                                                                                      Thereof; Interests of Certain Persons in the
                                                                                      Matters to Be Voted Upon
      6.    Item 18(a)(6) ......................................................      Solicitation and Voting of Proxies
      7.    Item 18(a)(7) ......................................................      Management of the Company;
                                                                                      Management of the Bank

 19.  Information if Proxies, Consents or Authorizations
      are not to be Solicited, or in an Exchange Offer..........................      Not Applicable

                           LONG ISLAND COMMERCIAL BANK
                               ONE SUFFOLK SQUARE
                            ISLANDIA, NEW YORK 11722
                                 (516) 348-0888

                                                                October __, 1998

Fellow Shareholders:

      You are cordially invited to attend the special meeting of shareholders (the "Special Meeting") of Long Island Commercial Bank (the "Bank"), which will be held on November 19, 1998, at 3:30 p.m., Eastern Time, at the Islandia Marriott Long Island, 3635 Express Drive North, Hauppauge, New York 11788. You will be asked at the Special Meeting to consider and vote upon a Plan of Acquisition dated as of September 15, 1998 (the "Plan of Acquisition"), as a result of which (i) the Bank will become a wholly-owned subsidiary of Long Island Financial Corp., a Delaware corporation, and (ii) all of the outstanding shares of the Bank's Common Stock will, subject to dissenter's rights, be converted on a one-for-one basis, into outstanding shares of the common stock of Long Island Financial Corp. Upon completion of the holding company formation, the Bank will continue to operate as Long Island Commercial Bank. At the Special Meeting you will also be asked to consider and ratify the Long Island Financial Corp. 1998 Stock Option Plan ("Stock Option Plan").

      The attached Notice of the Special Meeting and Proxy Statement describe the Plan of Acquisition and Stock Option Plan. Directors and officers of the Company will be present at the Special Meeting to respond to any questions that our shareholders may have regarding these matters.

      The Board of Directors of the Bank has determined that approval of the Plan of Acquisition and the ratification of the Stock Option Plan at the Special Meeting is in the best interests of the Bank and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF ACQUISITION AND STOCK OPTION PLAN.

      YOUR VOTE IS IMPORTANT. YOU ARE URGED TO VOTE BY ONE OF THE FOLLOWING
METHODS: (I) SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR (II) USING A TOLL-FREE TELEPHONE NUMBER AS DESCRIBED ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE ALREADY MAILED IN YOUR PROXY CARD OR USED THE TELEPHONE VOTING SYSTEM.

      We look forward to your participation at the Special Meeting, either by person or by proxy. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. On behalf of the Board of Directors and all of the employees of the Bank, I thank you for your continued interest and support.

                                          Sincerely yours,



                                          Douglas C. Manditch
                                          President and Chief Executive Officer

                           LONG ISLAND COMMERCIAL BANK
                           LONG ISLAND FINANCIAL CORP.
                             -----------------------

                         PROSPECTUS AND PROXY STATEMENT
                             -----------------------


      This Prospectus and Proxy Statement (the "Prospectus and Proxy Statement") is being furnished to shareholders of Long Island Commercial Bank, a New York state-chartered commercial bank (the "Bank") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the special meeting of shareholders, to be held on November 19, 1998 (the "Special Meeting"), and at any adjournments thereof. This Proxy Statement is first being mailed to record holders of the Bank's common stock ("Bank Common Stock" or "Common Stock") on or about October __, 1998.

      The Special Meeting is being held to consider the approval of a Plan of Acquisition dated as of September 15, 1998 (the "Plan of Acquisition"), as a result of which (i) the Bank will become a wholly-owned subsidiary of Long Island Financial Corp., a Delaware corporation (the "Company" or "Holding Company"), and (ii) all of the outstanding shares of the Bank Common Stock will be converted, subject to dissenter's rights, on a one-for-one basis, into outstanding shares of the common stock of Long Island Financial Corp. ("Company Common Stock"). This transaction is hereinafter referred to as the "Reorganization." In addition to voting on the Reorganization, shareholders are also being asked to consider and ratify the Long Island Financial Corp. 1998 Stock Option Plan ("Stock Option Plan").

      This Prospectus and Proxy Statement also constitutes a Prospectus of Long Island Financial Corp. under the Securities Act of 1933, as amended ("Securities Act"), with respect to the issuance, upon consummation of the Reorganization, of a maximum of 1,768,166 shares of the Company's Common Stock, par value $.01 per share.

      The Prospectus and Proxy Statement does not cover any resales of the Company's Common Stock received by the Bank's shareholders upon consummation of the Reorganization, and no person is authorized to make any use of this Prospectus and Proxy Statement in connection with any such resales.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE NEW YORK STATE DEPARTMENT OF BANKING, THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY FEDERAL OR STATE SECURITIES COMMISSION OR BANKING AGENCY, NOR HAS SUCH COMMISSION OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             -----------------------

      THE DATE OF THIS PROSPECTUS AND PROXY STATEMENT IS OCTOBER 17, 1998.
                            ------------------------

                              AVAILABLE INFORMATION

      This Prospectus and Proxy Statement constitutes part of the Registration Statement filed with the Securities and Exchange Commission ("SEC") under the Securities Act in connection with the Reorganization described herein. As permitted by the rules and regulations of the SEC, this Prospectus and Proxy Statement does not contain all the information set forth in the Registration Statement. Such information may be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material may be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The statements contained in this Prospectus and Proxy Statement as to the contents of any other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

      The Bank is subject to the reporting and proxy statement requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Federal Deposit Insurance Corporation ("FDIC"). Copies of such materials may be obtained at prescribed rates from the FDIC at 550 Seventeenth Street, N.W., Washington, D.C. 20429. In addition, the Bank's Common Stock is quoted on the Nasdaq National Market under the symbol "LGCB." Reports, proxy statements and other information concerning the Bank may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      An application for approval of the acquisition by the Company of all of the capital stock of the Bank will also be filed with the Superintendent of Banks of the State of New York (the "Superintendent"). Copies of the application to be filed with the Superintendent can be obtained from the State of New York Banking Department, Office of the Superintendent, Two Rector Street, New York, New York 10006.

      The Company is currently a wholly-owned subsidiary of the Bank and was formed solely for the purpose of effecting the Reorganization. As a wholly-owned subsidiary, the Company has not previously been subject to the requirements of the Exchange Act and there is currently no public market for its stock. If the Reorganization is consummated, the Company will become subject to the reporting and proxy statement requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the SEC. The Company will undertake to qualify the Company's Common Stock for quotation on the Nasdaq National Market as of the Effective Date (as hereinafter defined).

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL A SECURITY, OR A SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROSPECTUS AND PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE THE IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK OR COMPANY SINCE THE DATE OF THIS PROSPECTUS AND PROXY STATEMENT.

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
SUMMARY..............................................................................................................10
         Formation of the Holding Company............................................................................10
         Reasons for Reorganization..................................................................................10
         Description of Reorganization...............................................................................11
         Stockholder Vote Required for Approval......................................................................11
         Tax Consequences of Reorganization..........................................................................11
         Changes of Stockholder Rights and Certain Anti-takeover Considerations......................................11
         Market for Holding Company Common Stock.....................................................................12
         Management of the Company...................................................................................12
         Regulation of the Company...................................................................................12
         Regulatory Approvals........................................................................................12
         Rights of Dissenting Shareholders...........................................................................12
         Risk Factors................................................................................................13
         Other Matters to be Acted Upon..............................................................................13
         Time and Place of Special Meeting...........................................................................13
         Voting Record Date..........................................................................................13
         Additional Information......................................................................................13

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS............................................................................14

PROXY STATEMENT SPECIAL MEETING OF SHAREHOLDERS......................................................................15
         Solicitation and Voting of Proxies..........................................................................15
         Voting Securities and Principal Holders Thereof.............................................................16
         Interests of Persons in Matters to Be Voted Upon............................................................16
         Security Ownership of Certain Beneficial Owners and Management..............................................17

MANAGEMENT OF THE COMPANY............................................................................................18

MANAGEMENT OF THE BANK...............................................................................................19
         Executive Officers who are not Directors....................................................................20
         Biographical Information....................................................................................20
         Executive Compensation......................................................................................22
         Benefits ...................................................................................................22
         Transactions with Certain Related Persons...................................................................22

PROPOSAL 1: APPROVAL OF THE PLAN OF ACQUISITION......................................................................23
         Plan of Acquisition.........................................................................................23
         Reasons for Reorganization and Recommendation of the Board of Directors.....................................24
         Description of Reorganization...............................................................................24
         Conditions to Reorganization................................................................................25
         Effective Date..............................................................................................25
         Treatment of Stock Certificates.............................................................................25
         Amendment or Termination....................................................................................26
         Effect on Employee Benefit Plans............................................................................26

         Effect on Management........................................................................................26
         Tax Consequences of Reorganization..........................................................................26
         Trading.....................................................................................................28
         Rights of Dissenting Shareholders...........................................................................28
         Risk Factors................................................................................................30
         Comparison of Shareholder Rights and Certain Anti-takeover Considerations...................................30
         Regulation of the Holding Company...........................................................................36
         Restrictions on Acquisition of the Company..................................................................38
         Delaware Corporate Law......................................................................................41

PROPOSAL 2. RATIFICATION OF LONG ISLAND FINANCIAL CORP. 1998
         STOCK OPTION PLAN...........................................................................................42
         General.....................................................................................................42
         Awards......................................................................................................42
         Amendment...................................................................................................44
         Non-transferability.........................................................................................44
         Tax Treatment...............................................................................................44
         Stockholder Ratification and Effective Date of the Plan.....................................................44
         New Plan Benefits...........................................................................................45

DIVIDENDS ON AND PRICE RANGE OF COMMON STOCK.........................................................................46

CAPITALIZATION.......................................................................................................48

LEGAL PROCEEDINGS....................................................................................................49

LEGAL OPINION........................................................................................................49

OTHER MATTERS........................................................................................................49

ADDITIONAL INFORMATION...............................................................................................50
         Shareholder Proposals.......................................................................................50

APPENDIX A.   PLAN OF ACQUISITION...................................................................................A-1

APPENDIX B.   CERTIFICATE OF INCORPORATION OF LONG ISLAND
              FINANCIAL CORP........................................................................................B-1

APPENDIX C.   BYLAWS OF LONG ISLAND FINANCIAL CORP..................................................................C-1

APPENDIX D.   FORM OF LONG ISLAND FINANCIAL CORP. 1998 STOCK OPTION
              PLAN..................................................................................................D-1

APPENDIX E.   SECTION 6022 OF THE NEW YORK STATE BANKING LAW........................................................E-1

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS....................................................................52

                                     SUMMARY

      This summary is provided to assist shareholders in their review of this Prospectus and Proxy Statement. This summary should not be considered to be complete and is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Appendices attached hereto. Each shareholder is urged to read carefully the entire Prospectus and Proxy Statement, including the Appendices.

FORMATION OF THE HOLDING COMPANY

      Long Island Financial Corp. was incorporated under Delaware law on September 10, 1998 for the purpose of becoming the holding company for the Bank. The Company is currently a wholly-owned subsidiary of the Bank. The Company currently conducts no business, and upon completion of the Reorganization, its business activities will initially consist solely of the operation of the Bank as a wholly-owned New York state-chartered commercial bank subsidiary. It is possible that additional businesses may be acquired or conducted by the Company after the Reorganization currently planned. See "Approval of the Plan of Acquisition -- Reasons for Reorganization and Recommendation of the Board of Directors."

      Subject to any required regulatory consents or approvals, it is expected that immediately prior to the Effective Date (as hereinafter defined), the Bank will transfer to the Company approximately $100,000 in cash to be used for working capital and other purposes. Following the Effective Date, assets, earnings and other financial data of the Company will be consolidated with those of the Bank.

      The Bank offers a broad range of commercial and consumer banking services, including loans to and deposit accounts for small and medium-sized businesses, professionals, high net worth individuals and consumers. After the Reorganization, the Bank will continue its current business and operations as a New York state-chartered commercial bank under its existing name with insurance of deposits by the Bank Insurance Fund ("BIF") of the FDIC. The present charter and bylaws of the Bank will not be affected by the Reorganization. See "Approval of the Plan of Acquisition -- Plan of Acquisition."

      The principal executive offices of the Company and the Bank are located at One Suffolk Square, Islandia, New York 11722 and their telephone number is (516) 348-0888.

REASONS FOR REORGANIZATION

      The Reorganization will create a bank holding company structure which will provide greater operating flexibility, facilitate future acquisitions of other financial institutions and permit expansion into a broader range of financial services and other business activities than are currently permitted to the Bank as a New York state-chartered commercial bank. In addition, the Company's Certificate of Incorporation contains certain new provisions including a limitation on directors monetary liability, as well as certain provisions that will have anti-takeover effects. The Reorganization will create the necessary structure to continue to provide those services which the Bank currently provides to its customers, to provide additional services as necessary to remain competitive and to protect the interests of the Bank and its shareholders. See "Plan of Acquisition -- Reasons for the Acquisition and Recommendation of the Board of Directors" and "-- Comparison of Shareholder Rights and Certain Anti-takeover Considerations."

DESCRIPTION OF REORGANIZATION

      The Company will become the holding company for the Bank pursuant to the Plan of Acquisition described herein. Under the Plan of Acquisition: (i) the Company will become the owner of one hundred percent of the outstanding shares of the Bank Common Stock, and (ii) each shareholder who does not dissent from the Plan will receive one share of Company Common Stock in exchange for each share of the Bank Common Stock held by him or her at the time the Reorganization becomes effective. At such time, the Bank will become a wholly-owned subsidiary of the Company and each shareholder of the Bank not exercising dissenter's rights will become a shareholder of the Company without change in the number of shares owned or in respective ownership percentages. After the Reorganization, the Bank will continue to operate under the name "Long Island Commercial Bank" and the conduct of the Bank's business will be unaffected by the formation of the Company. Following the Reorganization, holders of Bank Common Stock will be entitled to exchange their present stock certificates for new certificates evidencing shares of Company Common Stock. See "Approval of the Plan of Acquisition -- Description of Reorganization" and "-- Treatment of Stock Certificates." The Plan of Acquisition, which is attached as Appendix A, is hereby incorporated into this Prospectus and Proxy Statement by this reference.

STOCKHOLDER VOTE REQUIRED FOR APPROVAL

      Under Section 143-a of the New York State Banking Law (the "NYSBL"), approval of the proposed Reorganization will require the affirmative vote of the holders of two-thirds of the outstanding shares of the Bank's Common Stock. See "Solicitation and Voting of Proxies." For purposes of calculating the votes at the Meeting, if you do not vote, the effect is the same as a vote against the proposed Reorganization. As of October 12, 1998, the record date for determining Shareholders entitled to notice of and to vote at the Special Meeting, directors and officers of the Bank and their affiliates were entitled to vote 389,235 shares of the Bank's Common Stock, representing approximately 22.01% of the shares of the Bank Common Stock outstanding. See "Voting Securities and Principal Holders Thereof."

      An affirmative vote of the holders of a majority of the votes cast at the Special Meeting is required to constitute shareholder approval of the ratification of the Stock Option Plan.

TAX CONSEQUENCES OF REORGANIZATION

      This Reorganization is intended to be a tax-free reorganization. As such, the Reorganization is conditioned upon receipt of either a ruling from the Internal Revenue Service or an opinion of counsel to the effect, among other things, that no gain or loss will be recognized by the Shareholders of the Bank upon the exchange of their stock in the Bank for stock of the Company in the Reorganization, except for those shareholders, if any, who dissent from the Plan of Acquisition. See "Approval of the Plan of Acquisition -- Tax Consequences of Reorganization."

CHANGES OF STOCKHOLDER RIGHTS AND CERTAIN ANTI-TAKEOVER CONSIDERATIONS

      The Bank, as a New York state-chartered commercial bank, is regulated by the New York State Banking Department ("NYSBD") and, under applicable federal law, by the FDIC as an insured institution. The Company, however, is governed by the Delaware General Corporation Law and will be governed by federal law applicable to bank holding companies. Subsequent to the Reorganization, shareholder rights will no longer be governed by NYSBL, but by the Delaware General Corporation Law. Consequently, some changes in stockholder's rights will occur. See "Approval of the Plan of Acquisition -- Comparison of Shareholder Rights and Certain Anti-takeover Considerations."

      The Certificate of Incorporation and bylaws of the Company and the charter and bylaws of the Bank are similar in legal effect. There are provisions of the Bank's charter and bylaws that are included in the Certificate of Incorporation and bylaws of the Company, which may have the effect of discouraging or preventing a hostile takeover, even if such a takeover is favored by a majority of shareholders. See "Approval of the Plan of Acquisition -- Comparison of Shareholder Rights and Certain Anti-takeover Considerations."

MARKET FOR HOLDING COMPANY COMMON STOCK

      It is anticipated that the Company's Common Stock to be received by the Bank's Shareholders in the Reorganization will be qualified for trading on the Nasdaq National Market, effective as of the Effective Date of the Acquisition. See "Dividends on and Price Range of Common Stock."

MANAGEMENT OF THE COMPANY

      The directors and officers of the Company will consist of persons now serving as directors and officers of the Bank. See "Management of the Company" and "Management of the Bank."

REGULATION OF THE COMPANY

      The Company will be subject to regulation by the Board of Governors of the Federal Reserve System (the "FRB") as well as the SEC. See "Approval of the Plan of Acquisition -- Regulation of the Company.

REGULATORY APPROVALS

      The Reorganization will not be consummated unless and until the New York State Superintendent of Banks (the "Superintendent") has approved the Plan and the FRB has approved the Holding Company's application to become a bank holding company. As such, the Reorganization is conditioned upon, among other things, obtaining the prior approval of the FRB, the Superintendent and any other required approvals or consents. See "Approval of the Plan of Acquisition -- Conditions to the Reorganization."

RIGHTS OF DISSENTING SHAREHOLDERS

      The rights of dissenting shareholders are governed by Section 6022 of the NYSBL. Any shareholder of the Bank entitled to vote on the Plan of Acquisition who does not assent thereto has the right to receive payment from the Bank of a fair value of his or her shares upon compliance with the provisions of Section 6022 of the NYSBL. Failure to comply with the procedure set forth in Section 6022 of the NYSBL will cause the shareholder to lose his or her dissenter's rights. For federal income tax purposes, a dissenting shareholder who receives payment for his or her shares upon exercise of the right of appraisal is treated as if the shares were redeemed. See "Proposed Plan of Acquisition -- Rights of Dissenting Shareholders."

RISK FACTORS

      In the opinion of Bank management, there will be no material change in the risk in holding shares of Company Common Stock compared to shares of Bank Common Stock. See "Proposed Plan of Acquisition -- Risk Factors."

OTHER MATTERS TO BE ACTED UPON

      No other matters will be acted on except any such other matters as may properly come before the meeting and at any adjournments, thereof, including whether or not to adjourn the meeting.

TIME AND PLACE OF SPECIAL MEETING

      The Special Meeting will be held at the Islandia Marriott Long Island, 3635 Express Drive North, Hauppauge, New York 11788, on November 19, 1998, at 3:30 p.m., Eastern Time.

VOTING RECORD DATE

      Only Shareholders of record at the close of business on October 12, 1998 are entitled to notice of and to vote at the Special Meeting.

ADDITIONAL INFORMATION

      For additional information, please call Thomas Buonaiuto, Secretary of the Bank, at (516) 348-0888.

                           LONG ISLAND COMMERCIAL BANK
                               ONE SUFFOLK SQUARE
                            ISLANDIA, NEW YORK 11722
                       ----------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 19, 1998
                       ----------------------------------

      NOTICE IS HEREBY GIVEN that the special meeting of shareholders (the "Special Meeting") of Long Island Commercial Bank (the "Bank") will be held on November 19, 1998 at 3:30 p.m., Eastern Time, at the Islandia Marriott Long Island, 3635 Express Drive North, Hauppauge, New York 11788.

      The purpose of the Special Meeting is to consider and vote upon the following matters:

      1. The approval of a Plan of Acquisition dated as of September 15, 1998 (the "Plan of Acquisition"), as a result of which (i) the Bank will become a wholly-owned subsidiary of Long Island Financial Corp., a Delaware corporation (the "Company" or "Holding Company"), and (ii) all of the outstanding shares of the Bank's Common Stock will be converted, subject to dissenter's rights, on a one-for-one basis, into outstanding shares of the common stock of Long Island Financial Corp. This transaction is hereinafter referred to as the "Reorganization."

      2. The ratification of the Long Island Financial Corp. 1998 Stock Option Plan.

      3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

      The Board of Directors has established October 12, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting and at any adjournments thereof. Only record holders of the common stock of the Bank as of the close of business on such record date will be entitled to vote at the Special Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Bank. A list of shareholders entitled to vote at the Special Meeting will be available at Long Island Commercial Bank, One Suffolk Square, Islandia, New York 11722, for a period of ten days prior to the Special Meeting and will also be available at the Special Meeting itself.

                                         By Order of the Board of Directors


                                         Thomas Buonaiuto
                                         Senior Vice President, Senior Financial
                                         Officer and Secretary
Islandia, New York
October __, 1998

                           LONG ISLAND COMMERCIAL BANK
                             -----------------------

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                                NOVEMBER 19, 1998
                             -----------------------

SOLICITATION AND VOTING OF PROXIES

      This Prospectus and Proxy Statement is being furnished to shareholders of Long Island Commercial Bank (the "Bank") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the special meeting of shareholders, to be held on November 19, 1998 (the "Special Meeting"), and at any adjournments thereof. This Proxy Statement is first being mailed to record holders of the Bank's Common Stock on or about October 12, 1998.

      Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or in person at the Special Meeting. Shareholders are requested to vote by either: (i) completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope; or
(ii) using a toll-free telephone number as described on the enclosed proxy card. Shareholders are urged to indicate their vote in the spaces provided on the proxy card or by voting by telephone. THE PROXIES ARE SOLICITED BY THE BOARD OF DIRECTORS OF THE BANK AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED "FOR" THE APPROVAL OF THE PLAN OF ACQUISITION, DATED AS OF SEPTEMBER 15, 1998 AND "FOR" THE RATIFICATION OF THE STOCK OPTION PLAN.

      Other than the matter specifically listed on the attached Notice of Special Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. EXECUTION OF A PROXY OR VOTING BY TELEPHONE, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE SPECIAL MEETING.

      SHAREHOLDERS OF RECORD CAN VOTE THEIR SHARES BY CALLING THE TOLL-FREE NUMBER ON THE PROXY CARD OR BY MAILING THEIR SIGNED PROXY CARD. THE AUTOMATED TELEPHONE VOTING SYSTEM IS DESIGNED TO AUTHENTICATE SHAREHOLDERS BY USE OF A PERSONAL IDENTIFICATION NUMBER. THE PROCEDURE ALLOWS SHAREHOLDERS TO VOTE THEIR SHARES AND TO CONFIRM THAT THEIR INSTRUCTIONS HAVE BEEN PROPERLY RECORDED.

      A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Bank, by delivering to the Bank a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Special Meeting.

      The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Bank. In addition to the solicitation of proxies by mail, Kissel-Blake Inc., a proxy solicitation firm, will assist the

Bank in soliciting proxies for the Special Meeting and will be paid a fee of $3,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Bank, without additional compensation therefor. The Bank will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The securities which may be voted at the Special Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Special Meeting, except as described below.

      The close of business on October 12, 1998, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,768,166 shares.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to Proposal 1, the approval of the Plan of Acquisition submitted for shareholder action set forth in the Proposal, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to: (i) vote "FOR" the Proposal; (ii) vote "AGAINST" the Proposal; or
(iii) "ABSTAIN" from voting on such item.

      As to Proposal 2, the ratification of the Stock Option Plan submitted for shareholder action set forth in the Proposal, and for any other matters that may properly come before the Special Meeting, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to: (i) vote "FOR" the Proposal; (ii) vote "AGAINST" the Proposal; or
(iii) "ABSTAIN" from voting on such item.

      Proxies solicited hereby are to be returned to the Company's transfer agent, Chase Mellon Shareholder Services, L.L.C. Chase Mellon Shareholder Services, L.L.C. is not otherwise employed by, or a director of, the Company or any of its affiliates. The Board of Directors will designate inspectors of election who will tabulate the votes at the Special Meeting. Such inspectors of election will be persons not otherwise employed by, or a director of, the Bank or any of its affiliates. After the final adjournment of the Special Meeting, the proxies will be returned to the Bank for safekeeping.

INTERESTS OF PERSONS IN MATTERS TO BE VOTED UPON

      At October 12, 1998, all directors and executive officers of the Bank as a group beneficially owned 389,235 shares, or 22.01% of the outstanding shares of Bank Common Stock. Certain members of the Bank's Board may be deemed to have certain interests in the Reorganization that are in addition to their interests as stockholders of the Bank, generally. The Bank's Board of Directors was aware of these interests and considered them, among other matters, in approving the Plan of Acquisition and the Reorganization.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To the knowledge of Management, as of the record date, October 12, 1998, there are no persons owning beneficially or of record more than 5% of the outstanding shares of the Bank.

      The following table sets forth the beneficial ownership of Bank Common Stock as of June 30, 1998 by each director and by all of the Bank's executive officers and directors as a group:


NAME                                                  NUMBER OF SHARES       PERCENT OF TOTAL
----                                                  ----------------       ----------------
Perry B. Duryea, Jr.                                      21,146(1)                 1.20%
Roy M. Kern, Sr.                                          30,591(2)                 1.73%
Douglas C. Manditch                                       14,522(3)                 0.82%
Harvey Auerbach                                           52,463(4)                 2.97%
John L. Ciarelli                                           3,249                    0.18%
Donald Del Duca                                           35,687                    2.02%
Frank J. Esposito                                         86,180(5)                 4.88%
Waldemar Fernandez                                        10,525(6)                 0.60%
Gordon A. Lenz                                            30,000                    1.70%
Walter J. Mack                                            16,000(7)                 0.91%
Werner S. Neuburger                                       10,000                    0.57%
Thomas F. Roberts, III                                     4,903(8)                 0.28%
Alfred Romito                                             25,757(9)                 1.46%
Sally Ann Slacke                                             350                    0.02%
John C. Tsunis                                            41,156(10)                2.33%
Thomas Buonaiuto                                           1,678(11)                0.10%
Carmelo Vizzini                                            5,028                    0.28%
                                                         -------                    -----
All Directors and Executive Officers as a
group (17 persons)                                       389,235                   22.05%
                                                         =======                   ======

-----------------------
(1) Of these shares, 2,400 are held in the name of Cede & Co., FBO Perry B. Duryea, Jr. under an IRA Plan Agreement, 5,600 shares held in the name of Cede & Co., FBO Perry B. Duryea, Jr. under a Keogh Plan Agreement and 513 are owned by Mr. Duryea's wife.
(2) Of these shares, 6,200 are held in the name of Cede & Co., for the account of Mr. Kern's wife, 23,878 are in the name of Mr. Kern's wife and 513 in the name of Roy Kern.
(3) Of these shares, 1,100 are held in the name of Cede & Co., FBO Douglas C. Manditch under an IRA Plan Agreement and 2,600 shares are held in the name of Cede & Co., FBO Mr. Manditch's wife under an IRA Plan Agreement.
(4) Of these shares, 20,000 are held in the name of Cede & Co., FBO Harvey Auerbach and 15,000 shares are held in the name of Polly & Co.
(5)   Of these shares, 14,746 are held in trusts.
(6) Of these shares, 8,600 are held in the name of Cede & Co., FBO Mr. Fernandez as Custodian for his minor children.
(7) Of these shares, 15,000 are held in the name of Cede & Co., FBO Walter J. Mack, M.D., under an IRA Plan Agreement.
(8) Of these shares, 4,500 are held in the name of Cede & Co., FBO Thomas F. Roberts, III, Profit Sharing Plan.
(9) Of these shares, 3,000 are held in the name of Cede & Co., for Alfred & Catherine Romito.
(10) Of these shares, 10,562 are held in the name of Tsunis Development Company, 1,687 shares are held in the name of Paul G. Enterprises, Inc., 7,100 shares are held in the name of Cede & Co., FBO John C. Tsunis under a Keogh Plan and 5,750 shares are held in the name of John C. Tsunis, Trustee for Tasia Tsunis Trust.
(11) Of these shares, 800 are held in the name of Mr. Buonaiuto's wife under an IRA Plan Agreement.


                            MANAGEMENT OF THE COMPANY

      The Board of Directors of the Company currently consists of the Directors of the Bank, and is divided into three classes, each of which contains approximately one-third of the Board. The directors shall be elected by the shareholders of the Company for staggered three-year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Duryea, Kern, Manditch, Auerbach and Esposito, has a term of office expiring at the first annual meeting of shareholders. A second class of directors, consisting of Messrs. Ciarelli, Fernandez, Neuburger, Tsunis and Ms. Slacke, has a term of office expiring at the second annual meeting of shareholders. Finally, a third class, consisting of Messrs. Del Duca, Lenz, Mack, Roberts and Romito, has a term of office expiring at the third annual meeting of shareholders.

      The following individuals are the executive officers of the Company and hold the offices set forth below opposite their names.

          NAME                          POSITION(S) HELD WITH THE COMPANY
          ----                          ---------------------------------
Douglas C. Manditch                 President and Chief Executive Officer

Thomas Buonaiuto                    Vice President and Treasurer

Carmelo Vizzini                     Vice President and Corporate Secretary

      The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal at the discretion of the Board of Directors.

      None of the executive officers, directors or other personnel have received remuneration from the Company. Information concerning the principal occupations, employment and other information concerning the directors and officers of the Company during the past five years is set forth under "Management of the Bank -- Biographical Information."


                             MANAGEMENT OF THE BANK

DIRECTORS

      The following table sets forth certain information regarding the Board of Directors of the Bank.


                                                                                           DIRECTOR            TERM
                                                                                           --------            ----
        NAME                   AGE(1)       POSITION(S) HELD WITH THE BANK(2)               SINCE             EXPIRES
        ----                   ------       ---------------------------------               -----             -------
Perry B. Duryea, Jr.            76          Chairman of the Board                           1989               1999
Roy M. Kern, Sr.                64          Vice Chairman of the Board                      1989               1999
Douglas C. Manditch             51          Director, President and CEO                     1989               1999
Harvey Auerbach                 71          Director                                        1989               1999
John L. Ciarelli                51          Director                                        1989               2000
Donald Del Duca                 63          Director                                        1989               2001
Frank J. Esposito               62          Director                                        1989               1999
Waldemar Fernandez              49          Director                                        1989               2000
Gordon A. Lenz                  61          Director                                        1990               2001
Walter J. Mack                  67          Director                                        1989               2001
Werner S. Neuburger             62          Director                                        1990               2000
Thomas F. Roberts, III          59          Director                                        1989               2001
Alfred Romito                   60          Director                                        1989               2001
Sally Ann Slacke                65          Director                                        1989               2000
John C. Tsunis                  47          Director                                        1990               2000
--------------------

(1)  As of June 30, 1998.
(2)  All directors of the Bank are also directors of the Company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      The following table sets forth certain information regarding the executive officers of the Bank who are not also directors.


      NAME                        AGE (1)                  POSITION(S) HELD WITH THE BANK
      ----                        -------                  ------------------------------
Thomas Buonaiuto                    32          Senior Vice President, Senior Financial Officer and Secretary

Carmelo Vizzini                     52          Senior Vice President and Senior Loan Officer
--------------------

(1)   As of June 30, 1998.

BIOGRAPHICAL INFORMATION

      Positions held by a director or officer have been held for at least the past five years unless stated otherwise.

Harvey Auerbach is President of Brookwood Communities, Inc., a real estate development and management company, located in Coram, New York.

John L. Ciarelli is a partner in the law firm of Ciarelli & Dempsey located in Melville, New York. Formerly, Mr. Ciarelli served as an Assistant District Attorney for Suffolk County.

Donald Del Duca is the owner and manager of Lumbia Associates, a real estate company located in Islip, New York.

Perry B. Duryea, Jr. serves as Chairman of the Board of the Bank. He is Chairman of Perry B. Duryea and Son, Inc., a seafood business located in Montauk, New York. Formerly, Mr. Duryea was speaker of the New York Assembly, and also served as its Minority Leader.

Frank J. Esposito is a general partner in Trio Investments and affiliated companies, a real estate company located in St. James, New York.

Waldemar Fernandez is the Vice President of Geneva Leasing Corporation, a leasing company located in Commack, New York.

Roy M. Kern, Sr. serves as Vice Chairman of the Bank. He is President of Bragg Medical Group, Inc., a firm which provides billing and financial services to the medical community and is located in Kings Park, New York.

Gordon A. Lenz is Chief Executive Officer of New York State Business Group/Conference Associates, Inc., an insurance brokerage firm specializing in providing health care benefits, which is located in East Patchogue, New York.

Walter J. Mack, M.D. is a Director of Radiology at Southampton Hospital.

Douglas C. Manditch is President and Chief Executive Officer of the Bank. He joined Long Island Commercial Bank in 1987, then in formation.

Werner S. Neuburger is Director and Retail Consultant for Aid Auto Stores, Inc. Previously, Mr. Neuburger was Chief Executive Officer of Nuby's Auto, Inc. located in Hempstead, New York. Aid Auto Stores have several locations primarily in Nassau County, and retails auto parts.

Thomas F. Roberts, III is President of Thomas F. Roberts Associates, Inc., located in Babylon, New York. Previously, Mr. Roberts held the position of Executive Vice President in charge of Real Estate Development for Seaman's Bank for Savings.

Alfred Romito is President of East Islip Lumber Company Inc., located in East Islip, New York.

Sally Ann Slacke is President of Slacke Test Boring, Inc., located in Kings Park, New York. Ms. Slacke serves as Chairperson of the Board of Trustees of the Suffolk County Community College, Suffolk County Women's Business Enterprise Coalition and the Long Island Regional Economic Development Council. Ms. Slacke was named the 1997 National Woman in Business Advocate of the year by the U.S. Small Business Administration.

John C. Tsunis is an Attorney and President of Tsunis Associates, Inc., a real estate development and management company.

Thomas Buonaiuto has served as the Bank's Senior Vice President, Senior Financial Officer and Secretary since 1996 and from 1992 to 1996 he was Vice President, Comptroller and Secretary of the Bank. Mr. Buonaiuto's responsibilities include oversight of all areas of operations of the Bank excluding lending.

Carmelo Vizzini has served as the Bank's Senior Vice President and Senior Lending Officer since 1996 and from 1991 to 1995 was Vice President and Commercial Loan Officer. Mr. Vizzini's responsibilities include oversight of all areas of lending within the Bank, as well as loan operations and compliance with CRA.

EXECUTIVE COMPENSATION

      The following table sets forth the aggregate compensation paid by the Bank for services rendered in all capacities during the years ended December 31, 1995, 1996 and 1997 to the President and Chief Executive Officer of the Bank. No other executive officer of the Bank had salary and bonus during the years ended December 31, 1995, 1996 or 1997 aggregating in excess of $100,000.

                                                    ANNUAL                           LONG-TERM
                                                 COMPENSATION                   COMPENSATION AWARDS                   ALL OTHER
      NAME AND PRINCIPAL                            SALARY              RESTRICTED                 AWARDS            COMPENSATION
          POSITIONS                  YEAR         (1) (3) (6)           STOCK($)(2)                OPT. (#)(2)       (1) (4) (5)
---------------------------------------------------------------------------------------------------------------------------------

Douglas C. Manditch                  1997           $161,698               N/A                       N/A               $4,750
President and                        1996           $134,231               N/A                       N/A                1,367
Chief Executive Officer              1995           $115,167               N/A                       N/A                 N/A

------------------------
(1) For 1995, 1996 and 1997 there were no (a) perquisites over the lesser $50,000 or 10% of the individual's total salary and bonus for the year;
      (b) payments of above-market or preferential earnings on deferred compensation; (c) payment of earnings with respect to long-term incentive plans prior to settlement; (d) preferential discounts on stock; (e) tax payment reimbursements.
(2) For 1995, 1996 and 1997 there were no payouts or awards under any long-term incentive plan because the Bank did not maintain any restricted stock, stock option or other long-term incentive plan.
(3) Includes amounts, if any, deferred pursuant to Section 401(k) of the Code under the Bank's 401(k) Plan.
(4) The amounts for 1996 and 1997 shown represent the Bank's matching contributions to the 401(k) Plan.
(5) The Bank maintains several contributory and non-contributory medical, dental, life and disability plans covering all officers and employees.
(6) Mr. Manditch has use of a company automobile. Includes the personal use portion of the cost associated with said automobile.

BENEFITS

      The Bank's officers and employees are covered by a group health insurance plan (which includes health, major medical and dental coverage), a long-term disability income plan and a group life insurance plan. In January 1996, the Bank adopted a 401(k) Profit Sharing Plan. The officers participate in all such plans on the same basis, and to the same extent, as other Bank employees. The Company is presenting to stockholders for ratification the Stock Option Plan which all employees and outside directors of the Bank are eligible to receive awards. See Proposal 2 for a Summary of the material terms of the Stock Option Plan.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

      Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. There is an exception to this requirement for extensions of credit that are made pursuant to a benefit or compensation program that is widely available to employees of the Bank and does not give preference to any insider over other employees of the Bank.

      Applicable New York law imposes conditions and limitations on a commercial bank's loans to its directors and executive officers that are comparable in most respects to the conditions and limitations imposed under federal law, as discussed above. However, New York law does not affect loans to shareholders owning 10% or more of the commercial bank's stock. Loans to an executive officer, other than loans for the education of the officer's children and certain loans secured by the officer's residence, may not exceed the lesser of (a) $100,000 or (b) the greater of $25,000 or 2.5% of the bank's capital stock, surplus fund and undivided profits.

      From time to time the Bank makes mortgage loans and consumer loans to its executive officers and directors and to members of the immediate families of its executive officers and directors, to the extent consistent with applicable laws and regulations. Such loans are made in the ordinary course of business and on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not and will not involve more than the normal risk of collectibility or present other unfavorable features. As of June 30, 1998, such loans totaled approximately $1,084,705.

      The Bank currently retains Mr. Tsunis as an attorney, for the closings of real estate loans. His fees are paid by the borrowers and are based on the amount of the loan. For the most recent fiscal year, fees paid to the Tsunis law firm by the Bank did not exceed 5% of the revenue of the firm. In addition, Mr. Lenz is the Chief Executive Officer of New York State Business Group/Conference Associates, Inc. Fees paid to Mr. Lenz's company by the Bank did not exceed 5% of the revenue of the company during the most recent fiscal year.


                           PROPOSAL 1: APPROVAL OF THE
                               PLAN OF ACQUISITION


PLAN OF ACQUISITION

      The Board of Directors of the Bank and the Board of Directors of the Company have unanimously approved the Plan of Acquisition pursuant to Section 143-a of the NYSBL, and recommends that shareholders vote "FOR" the Plan of Acquisition. Under the Plan of Acquisition, the Holding Company will acquire all the outstanding shares of common stock of the Bank, other than shares of dissenting shareholders, in exchange for the outstanding shares of the Common Stock on a one-for-one basis for the shares of the Company's Common Stock. A copy of the Plan of Acquisition is attached as Appendix A and the following discussion is qualified in its entirety by reference to the Plan of Acquisition.

      The Company is a recently organized Delaware corporation formed solely to effect the Reorganization; therefore, the Company has no prior operating history. Pursuant to the Plan of Acquisition, the Company will become a bank holding company subject to the Bank Holding Company Act (the "BHCA"). Upon the Effective Date of the Reorganization, each share of the Bank's Common Stock outstanding immediately prior to the Reorganization will be converted, automatically, by operation of law, into one share of the Company's Common Stock. See "Approval of the Plan of Acquisition -- Effective Date."

      After the Reorganization, the Bank will continue its existing business and operations as a wholly owned subsidiary of the Company and the consolidated capitalization, assets, liabilities, income and financial statements, and management of the Company immediately following the Reorganization will be substantially the same as those of the Bank immediately prior to consummation of the Reorganization. KPMG Peat

Marwick LLP, the current independent public accountants of the Bank, will serve as the Company's independent public accountants. The charter and the bylaws of the Bank will continue in effect, and will not be affected in any manner by the Reorganization. The name "Long Island Commercial Bank" will continue to be utilized by the Bank. The corporate existence of the Bank will continue unaffected and unimpaired by the Reorganization except that all of its outstanding stock will be owned by the Company.

      Approval of the Plan of Acquisition by the requisite number of holders of shares of the Bank's Common Stock will constitute approval of the Certificate of Incorporation and bylaws of the Company. The descriptions of the proposed Reorganization contained herein are qualified in their entirety by reference to the Plan of Acquisition, and the Certificate of Incorporation and the bylaws of the Company. The Certificate of Incorporation and bylaws of the Company are attached to this Prospectus and Proxy Statement as Appendices B and C, respectively.

REASONS FOR REORGANIZATION AND RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors of the Bank believes that the Reorganization will provide greater operating flexibility than is currently enjoyed by the Bank, will facilitate the acquisition of other financial institutions and, by means of its ability to diversify through the Company's structure, will enhance its ability to remain competitive in the future by providing a diversified set of financial services. Present regulations of the NYSBD limit the types of business in which the Bank may engage. The establishment of a holding company will permit diversification of operations and the acquisition and formation of companies engaged in lines of business which are complementary to the Bank's business, and should help to reduce the risks inherent in an industry which is sensitive to interest rate changes. After the Reorganization, the Company also may be in a position to take advantage of future acquisition opportunities not otherwise available to the Bank.

      There are certain provisions of the Company's Certificate of Incorporation regarding limitations on liability and indemnification rights for directors and officers. See "Approval of the Plan of Acquisition -- Comparison of Shareholder Rights and Certain Anti-takeover Considerations." Accordingly, to the extent that management may be deemed to benefit from those provisions, management may be viewed as having a conflict of interest in recommending the approval of the Plan of Acquisition. THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS A VOTE FOR THE PLAN OF ACQUISITION.

DESCRIPTION OF REORGANIZATION

      The Reorganization will be accomplished through the following steps:

      1. The Company was incorporated under the laws of the State of Delaware on September 10, 1998 and will be initially capitalized by a $100,000 capital contribution from the Bank.

      2. The Holding Company will acquire all the outstanding shares of Bank Common Stock (other than shares of dissenting stockholders) in exchange for shares of Holding Company Common Stock. Each share of Bank Common Stock will be converted into one share of Holding Company Common Stock, on a one-for-one basis, with the result that holders of the Bank Common Stock will automatically become holders of the Holding Company Common Stock (other than stockholders exercising dissenters' rights).

      3. All shares of Bank Common Stock acquired by the Bank as a result of the exercise of dissenters' rights will be cancelled upon receipt.

      After the Reorganization is consummated, the former holders of the Common Stock of the Bank will be the holders of the Company's Common Stock. The Reorganization will not affect the conduct of the Bank's business. After the Reorganization, all deposit accounts of the Bank will continue to be insured up to the applicable limits of insurance coverage and will be subject to the same terms and conditions as such accounts had immediately prior thereto.

CONDITIONS TO REORGANIZATION

      The Plan of Acquisition has been unanimously approved by each of the Boards of Directors of the Bank and the Company. However, the Plan of Acquisition sets forth several conditions which must be satisfied before the Reorganization will be consummated, including the following conditions which have not yet been satisfied: (i) approval of the Reorganization by the affirmative vote of the holders of two-thirds of shares of the Bank's Common Stock eligible to be cast at the Special Meeting; (ii) approval by the FRB of the application of the Company to become a bank holding company; (iii) the receipt of all approvals, reviews, and consents from the Superintendent and any other governmental agencies or other third parties which may be required for the lawful consummation of the Reorganization; and (iv) receipt of an opinion of counsel concerning the federal income tax consequences of the Reorganization. Although there cannot be any assurance that the regulatory approvals referred to above will be obtained, such approvals are anticipated. It is also anticipated that all such approvals will be obtained after the vote by the Bank's Shareholders on the Plan of Acquisition.

      Certain conditions may be imposed on the Company or Bank in connection with the Reorganization. See "Approval of the Plan of Acquisition -- Regulation of the Company" and "Dividends on and Price Range of Common Stock." If additional conditions are required, which would have a material impact on operations of the Company or the Bank, a resolicitation of shareholders may be required. The imposition of such additional material conditions is not anticipated by the Bank.

      Shareholder approval of the Plan of Acquisition, if obtained, will remain valid until the Reorganization is approved, or disapproved, by the various regulatory agencies, or until a resolicitation of Shareholders is conducted because of the imposition of an unanticipated, material condition by such agencies.

EFFECTIVE DATE

      The "Effective Date" of the Reorganization will be the date upon which all conditions of the Reorganization are satisfied and the required certificates and approvals are filed with the Office of the Superintendent, or such later date as may be required by law or by the NYSBD or the FRB.

TREATMENT OF STOCK CERTIFICATES

      Following the Reorganization, holders of the Bank Common Stock will be entitled to exchange their present stock certificates for new certificates evidencing shares of Company Common Stock. As soon as practicable after consummation of the Reorganization, transmittal forms will be sent to the former stockholders of record of the Bank for use in forwarding to the Company (or Chase Mellon Shareholder

Services, L.L.C., the Company's transfer agent) the stock certificates evidencing Bank Common Stock for surrender and exchange for cash or certificates representing Company Common Stock. All stockholders are urged to exchange their stock certificates at the earliest possible date after consummation of the Reorganization. Until so exchanged after the Effective Date, all present stock certificates representing Bank Common Stock will represent for all purposes the same number of shares of Company Common Stock. See "Approval of the Plan of Acquisition -- Rights of Dissenting Shareholders" for a discussion of the rights of stockholders who vote against the proposed Reorganization.

AMENDMENT OR TERMINATION

      The Boards of Directors of the Bank and the Company may amend or terminate the Plan of Acquisition if they determine for any reason that such amendment or termination would be advisable. Such amendment may occur at any time prior to the completion of the Acquisition, whether before or after stockholder approval of the Plan of Acquisition, except that, after stockholder approval, the Plan of Acquisition may not be amended in any respect deemed to be material by any of such Boards of Directors or organizers. Such termination may occur at any time prior to the completion of the Reorganization.

EFFECT ON EMPLOYEE BENEFIT PLANS

      All employee benefit plans of the Bank, including the Bank's 401(k) Profit Sharing Plan, will remain unchanged by the Reorganization, except that any plan which refers to the Bank's Common Stock will, following the completion of the Reorganization, be deemed to refer instead to the Company's Common Stock.

EFFECT ON MANAGEMENT

      The directors and officers of the Bank will be unchanged by the formation of the Company. The directors of the Company consist of the persons now serving as directors of the Bank, each of whom will serve for the same term of office now held by such person as a director of the Bank. The officers of the Company consist of the persons now serving as executive officers of the Bank. See "Management of the Company" and "Management of the Bank," above, for a listing of the directors and executive officers of the Company.

TAX CONSEQUENCES OF REORGANIZATION

      The Reorganization is intended to be tax-free to the Bank, the Company and Bank shareholders (other than those dissenting shareholders who receive cash payments). The following discussion does not address all of the federal income tax consequences that may be relevant to Bank shareholders in light of such holders' particular circumstances or to holders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations or insurance companies.

      The Bank has received an opinion of Muldoon, Murphy & Faucette, Washington, D.C., to the effect that, among other things:

      1. The acquisition by the Company of all the outstanding Bank Common Stock solely in exchange for Company Common Stock, as described above, will qualify as a reorganization within the meaning of
            Section 368(a)(1) of the Internal Revenue Code of 1986, as amended

            (the "Code"). The Company and Bank will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

      2. No gain or loss will be recognized by the Company on the receipt of Bank Common Stock solely in exchange for Company Common Stock (Section 1032(a) of the Code).

      3. No gain or loss will be recognized by any Bank shareholder on the receipt of Company Common Stock solely in exchange for Bank Common Stock (Section 354(a)(1) of the Code).

      4. The basis of the Company Common Stock to be received by the Bank shareholders in exchange for Bank Common Stock will be the same as the basis of the Bank Common Stock surrendered in exchange therefor (Section 358(a)(1) of the Code).

      5. The holding period of the Company Common Stock to be received by a Bank shareholder in the Reorganization will include the holding period of the Bank Common Stock to be surrendered in exchange therefor; provided, the Bank Common Stock is held as a capital asset in the hands of the Bank shareholder on the effective date of the Reorganization (Section 1223(1) of the Code).

      6. The basis of the Bank Common Stock to be received by the Company will be the same as the basis of such stock in the hands of the Bank shareholders immediately prior to the Reorganization (Section 362(b) of the Code).

      7. The holding period of the Bank Common Stock to be received by the Company in the Reorganization will include the holding period of the Bank Common Stock in the hands of the Bank shareholders immediately prior to the Reorganization (Section 1223(2) of the Code).

      8. Where a Bank shareholder dissents to the Reorganization and receives cash from the Bank for his Bank Common Stock, the cash will be treated as received by the Bank shareholder as a distribution in redemption of his Bank Common Stock, subject to the provisions and limitations of Section 302 of the Code.


      The above summary describes only the principal anticipated income tax consequences of the Reorganization and is for general information purposes only. Such summary does not discuss all of the tax consequences that may be relevant to a particular shareholder or to certain types of investors subject to special treatment under the federal income tax laws. There may be other federal, state, local, or foreign considerations applicable to the circumstances of a particular shareholder. Each shareholder is urged to consult his or her own tax adviser to determine the particular tax consequence of the Reorganization to him or her (including the applicability and effect of state, local and other tax laws).

TRADING

      The Bank's Common Stock is qualified for trading on the Nasdaq National Market. The Company expects that the Common Stock of the Company will be qualified for trading on the Nasdaq National Market as of the Effective Date of the Reorganization.

RIGHTS OF DISSENTING SHAREHOLDERS

      In accordance with the applicable provisions of the NYSBL, particularly
Article 3-A, Section 143-a and Article 15, Section 6022, any shareholder shall be entitled to receive the fair value of his or her shares of the Bank Common Stock if such shareholder (i) does not vote in favor of or consent in writing to the Plan of Acquisition, (ii) files with the Bank prior to the Special Meeting, or at the Special Meeting before the vote on the Plan of Acquisition is taken, a written objection to the Plan of Acquisition, which written objection shall include a statement that he or she intends to demand payment for his or her shares if the Plan of Acquisition is approved at the Special Meeting, and (iii) within 20 days after the Bank gives written notice to him that the Plan of Acquisition was approved at the Special Meeting, files with the Bank a written notice of election to dissent stating his or her name and residence address, the number of shares of the Bank Common Stock as to which he or she dissents and a demand for payment of the fair value of his or her shares. In addition, at the time a dissenting shareholder files his or her notice of election to dissent, or within one month thereafter, such shareholder shall also submit the stock certificate(s) representing his or her shares of the Bank Common Stock to the Bank, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificate(s) to the shareholder or other person who submitted them on his or her behalf. Any dissenting shareholder who fails to submit his or her stock certificate(s) for such notation shall, at the option of the Bank exercised by written notice to such shareholder within 45 days from the date that he or she filed notice of election to dissent, lose his or her dissenter's rights and cease to be a dissenting shareholder unless a court, for good cause shown, shall otherwise direct. Dissents should be directed to Thomas Buonaiuto, Secretary of the Bank, One Suffolk Square, Islandia, New York 11722.

      A shareholder may not dissent as to less than all of the shares of the Bank Common Stock, held by him or her of record, that he or she owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of the Bank Common Stock owned by such beneficial owner which are held of record by such nominee or fiduciary. The fair value to be paid for the shares of the Bank Common Stock held by dissenting shareholders shall be the fair value as of the close of business on the day prior to the Special Meeting, excluding any appreciation or depreciation directly or indirectly induced by the proposal of, or shareholder vote concerning, the Plan of Acquisition.

      Failure to vote against the Plan of Acquisition will not constitute a waiver of a shareholder's right to receive the fair value of his or her shares. However, failure to file a written objection to the Plan of Acquisition prior to the Special Meeting, or at the Special Meeting before the vote on the Plan of Acquisition is taken, will constitute a waiver of such right. Moreover, a returned unrevoked proxy marked "AGAINST' or "ABSTAIN" with respect to the Plan of Acquisition will not in itself constitute a written objection to the Plan of Acquisition, and a returned, unrevoked blank proxy will also not constitute a written objection to the Plan of Acquisition. The written objection must include a statement that the shareholder intends to demand payment for his or her shares if the Plan of Acquisition is approved. In addition, voting "FOR" the Plan of Acquisition will constitute a waiver of a shareholder's right to receive the fair value of his or her shares, even if such holder previously has filed a written objection.

      Within 7 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within 7 days after the Reorganization becomes effective, whichever is later, the Bank shall extend to each shareholder who has filed such notice of election a written offer to pay for his shares at a specified price which the Bank considers to be their fair value. If within 30 days after the making of such offer, the Bank and any such shareholder agree upon the price to be paid for his or her shares, payment therefor shall be made within 60 days after the making of such offer upon the surrender by such shareholder of the certificate(s) representing such shares.

      If (i) the Bank fails to make the offer described in the above paragraph within the prescribed time period, or (ii) the Bank makes the offer and, within a period of 30 days thereafter, any dissenting shareholders fail to agree with the Bank upon the price to be paid for their shares, the following procedure shall apply:

      (a) The Bank, within 20 days after the expiration of the period specified in (i) or (ii), above, whichever is applicable, shall institute a special proceeding in the supreme court in the judicial district in which the main office of the Bank is located to determine the rights of dissenting shareholders and to fix the fair value of their shares.

      (b) If the Bank fails to institute such proceeding within such period of 20 days, any dissenting shareholder may institute such proceeding for the same purpose not later than 30 days after the expiration of such 20-day period. If such proceeding is not instituted within such 30-day period, all dissenters' rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

      (c) All dissenting shareholders except those who have agreed with the Bank upon the price to be paid for their shares shall be made parties to a proceeding as described in subsection (a) or (b) above, and the Bank shall serve a copy of the petition in such proceeding upon each dissenting shareholder.

      (d) The court shall fix the value of the shares, and it shall be the final authority for determining which dissenting shareholders are entitled to receive payment for their shares. The court's final order in a proceeding described in subsection (a) or (b) above shall include an allowance for interest, at such rate as the court finds to be equitable, from the date of the Special Meeting to the date of payment. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the Bank, except that all or any part of such costs and expenses may be assessed, as the court may determine, against any or all of the dissenting shareholders who are parties to the proceeding if the court finds that their refusal to accept the offer of the Bank was arbitrary, vexatious or otherwise not in good faith. Within 60 days after final determination of the proceeding, the Bank shall pay to each dissenting shareholder the amount found to be due him or her, upon his or her surrender of the certificates representing his or her shares.

      For federal income tax purposes, taxable income, gain, or loss may be recognized by any dissenting shareholder who receives payment for his or her shares as aforesaid. Taxable income, gain, or loss may also be recognized under other income tax laws to which any such dissenting shareholder may be subject.

      The foregoing does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise their right to dissent from the Plan of Acquisition, and, in view of the fact that exercise of such right requires strict adherence to the relevant provisions of the NYSBL, each shareholder who may desire to exercise such right is advised individually to consult the law and comply with the provisions thereof.

RISK FACTORS

      In the opinion of Bank management, there will be no material change in the risk of loss in holding shares of Company Common Stock than in holding shares of Bank Common Stock. However, the Company will be able to engage in certain activities not permitted to the Bank, such as having greater flexibility in repurchasing its own stock, acquiring bank subsidiaries and subsidiaries engaging in activities closely related to banking.

COMPARISON OF SHAREHOLDER RIGHTS AND CERTAIN ANTI-TAKEOVER CONSIDERATIONS

      As a result of the Reorganization, holders of the Common Stock of the Bank, whose rights are presently governed by NYSBL and the charter and bylaws of the Bank, will become shareholders of the Company, a Delaware corporation. Accordingly, their rights will be governed by the Delaware General Corporation Law and the Certificate of Incorporation and bylaws of the Company. There are differences between the provisions of the Certificate of Incorporation and bylaws of the Company and those of the current charter and bylaws of the Bank. Those differences should be noted by shareholders in connection with their consideration of the proposed Reorganization.

      Certain of the provisions in the Company's Certificate of Incorporation are intended to enhance the negotiating ability of the Board of Directors in order to serve the best interests of the shareholders of the Company and may make it more difficult for third parties to acquire or to exercise control of the Company. The Board of Directors of the Bank believes that the interests of the shareholders of the Company will be best served if any change in control results from negotiations with the Board of Directors of the Company. The Board of Directors believes that it is best equipped to seek the most advantageous terms on behalf of all shareholders, if appropriate.

      In certain circumstances, those provisions may also deter possible attempts to acquire or to exercise control of the Company, and may render the removal of incumbent management more difficult, even if a majority of shareholders deem such a change in control or removal to be favorable. The provisions are designed to discourage any tender offer or other attempt to gain control of the Company in a transaction that is not approved by the Board of Directors by making it more difficult for a person or group to obtain control of the Company in a short time and to impose its will on the remaining shareholders. However, to the extent those provisions successfully discourage acquisition of control of the Company or offers for all or part of the Company's stock without the approval of the Board of Directors, they may have the effect of preventing those acquisitions or offers which might be viewed by shareholders to be in their best interest and which might be at prices in excess of the then market value of the Company's outstanding stock. The Board of Directors of the Bank believes that the provisions of the Certificate of Incorporation and bylaws described below may help to assure continuity and stability of the Company's business strategies and to discourage certain changes in control in which shareholders would be treated inequitably. Management is not aware of any current efforts to acquire control of, or to make a tender offer for, the Bank or the Company.

      The following discussion summarizes the more significant differences in the rights of shareholders and the more significant provisions that could be relevant to changes in control, and is not intended in any way to be a complete description of all of the provisions of the Certificate of Incorporation and bylaws of the Company which may affect the rights of Shareholders. The Certificate of Incorporation and bylaws of the Company are attached hereto as Appendices B and C, are incorporated herein by reference, and should be carefully reviewed.

      1. Authorized Shares. The total number of shares of all classes of the capital stock which the Bank has authority to issue is three million (3,000,000) all of which is common stock, $3.00 par value per share. The Company's Certificate of Incorporation authorizes the issuance of ten million (10,000,000) shares of Common Stock, having a par value of $0.01 per share. The additional shares of the Company's Common Stock were authorized to provide the Board of Directors of the Company with flexibility to issue additional shares, without further stockholder approval, for proper corporate purposes, including financings, acquisitions, stock dividends, stock splits, employee stock options and other similar purposes. However, those additional authorized shares may also be used by the Board of Directors to deter future attempts to gain control over the Company. The issuance of additional shares may deter a future hostile tender offer by increasing the number of shares necessary to gain control of the Company. There are currently no plans for the issuance of additional shares.

      2. Payment of Dividends. The ability of the Bank to pay dividends on its Common Stock is restricted by the NYSBL. Under the NYSBL, dividends may be paid out of net profits or surplus, but the approval of the Superintendent is required if the total of all dividends declared by the Bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits of the preceding two years. Following the Reorganization, the Bank's ability to pay dividends will continue to be subject to such regulatory restrictions.

      The Holding Company's ability to pay dividends is governed by Delaware General Corporation Law, which provides generally that a corporation may, subject to certain restrictions, pay dividends out of its surplus or its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. After the Reorganization, it is anticipated that the principal source of income of the Holding Company initially will consist of dividends on Bank Common Stock paid to the Holding Company by the Bank, and, accordingly, the Holding Company's ability to pay dividends to its stockholders will depend on whether the Bank pays dividends to it. As a bank holding company, the Holding Company will also be subject to the FRB's guidelines regarding dividends. See "Dividends on and Price Range of Common Stock."

      3. Board of Directors. The Board of Directors of the Bank and the Company are divided into three classes, each of which contain approximately one-third of the whole number of members of the Board. Each class serves staggered terms of three years, with one-third of the total number of Directors being elected each year.

      Directors of the Bank may be removed, either with or without cause, at any time by a vote of the shareholders at any meeting called for such purpose. The Certificate of Incorporation of the Company provides that a Director may be removed prior to the expiration of his term only for "cause," upon the affirmative vote of at least 80 percent of the number of shares entitled to vote thereon. Resulting vacancies may be filled only by a majority vote of the remaining Directors, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of directors of the class to which they have been chosen expires.

      4. Cumulative Voting. Neither the Bank's charter nor the Company's Certificate of Incorporation provide for cumulative voting for any purpose. Cumulative voting entitles a shareholder to cast a total number of votes equal to the number of directors to be elected multiplied by the number of his or her shares and to distribute that number of votes among any number of the nominees. The absence of cumulative voting for directors limits the ability of a minority stockholder to elect directors. Because the holder of less than a majority of the Company Common Stock cannot be assured of representation on the Board of Directors, the absence of cumulative voting may discourage accumulations of the Company common stock or proxy contests that could result in changes in the Company's management. Cumulative voting was not provided for in the Company's Certificate of Incorporation because management believes that each director should represent and act in the interest of all shareholders and not any special group of shareholders. The Board of Directors also believes that the absence of cumulative voting will help to assure continuity and stability of management and policies by making it more difficult for the holders of less than a majority of the Company Common Stock to elect their designees to the Board of Directors.

      5. Special Meetings of Shareholders. Under the Bank's bylaws, special meetings of the shareholders may be called at any time by the Board or by one or more shareholders holding not less than a majority of the shares entitled to vote or as otherwise provided by law. The Company's Certificate of Incorporation provides that a special meeting of shareholders may only be called by a majority of the total number of authorized directorships, whether or not there exist any vacancies.

      The purpose of this provision is to avoid a potentially disruptive effect, as well as the significant cost, of multiple shareholder meetings during any one year. This provision enables the Board of Directors to determine if it is appropriate for the Holding Company to incur the expense and effort of a special meeting, in order to present a proposal to shareholders. If shareholders request the Board of Directors to call a special meeting, and if the Board determines not to call a special meeting, shareholder proposals may be presented to the shareholders for action only at the next annual meeting. Furthermore, this provision would limit the ability of shareholders to remove or replace directors, in addition to the limitations discussed above.

      6. Limitations on Director Liability. In accordance with the Delaware General Corporation Law, the Certificate of Incorporation of the Company provides that a director of the Company will not, have any personal liability to the Company or its Shareholders for monetary damages for breaches of fiduciary duty as a director for actions taken in good faith performance of their duties as directors. That provision does not limit personal liability of the Company's directors for monetary damages for breaches of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, unlawful purchases or redemptions of stock, payments of unlawful dividends or the receipt or payment of improper personal benefits. That provision applies to actions taken by a director only in that capacity; it does not apply to actions taken in any other capacity, including that of an officer. In addition, that provision does not limit the liability of directors arising in causes of action brought under the federal securities laws. The Certificate of Incorporation also provides that any repeal or modification of that provision by shareholders of the Company will not adversely affect any right or protection of a director of the Company existing at the time of the repeal or modification and that if the Delaware General Corporation Law is amended after approval of the Certificate of Incorporation to further limit the personal liability of directors, the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

      While the Certificate of Incorporation provides directors with protection from awards of monetary damages for breaches of their duty of care, it does not eliminate their duty of care. Equitable remedies, such as an injunction or recession, continue to exist to enforce this duty of care. Moreover, the limitation on liability does not preclude or limit recovery of damages by third parties. The Certificate of Incorporation also allows a recovery of damages for the unlawful payment of dividends and in certain other circumstances.

      This provision of the Certificate of Incorporation is designed to ensure that the ability of the Company's directors to exercise their best business judgment in managing the Company's affairs, subject to their continuing fiduciary duties of loyalty to the Company and its shareholders, is not unreasonably impeded by exposure to the potentially high personal costs or other uncertainties of litigation. The nature of the tasks and responsibilities undertaken by directors of publicly-held corporations such as the Company often require such persons to make difficult judgments of great importance which can expose such persons to personal liability, but from which they will acquire no personal benefit. In recent years, litigation against publicly-held corporations and their directors and officers, challenging good faith business judgments and involving no allegations of personal wrongdoing, has become common. Such litigation regularly involves damage claims in huge amounts which bear no relationship to the amount of compensation received by the directors or officers, particularly in the case of directors who are not officers of the corporation. The expense of such litigation, well-founded or not, can be enormous. Individual directors and officers can seldom bear either the legal defense costs involved or the risk of a large judgment.

      In order to attract and retain competent and conscientious directors and officers in the face of these potentially serious risks, corporations have historically provided for corporate indemnification in their bylaws and have obtained liability insurance protecting the company and its directors and officers against the costs of litigation and related expenses. Recent changes in the market for directors' liability insurance, including difficulty in obtaining adequate policies which are not prohibitively expensive, may result in individuals being unwilling, in many instances, to serve as directors without at least a partial substitute for the protection which such insurance has historically provided. This concern is particularly a factor with respect to outside directors (directors who are not employees of a corporation), who are especially valuable in providing unbiased advice to a corporation. The provisions of the Certificate of Incorporation relating to director liability and the Delaware law authorizing such provisions are intended to reduce, in appropriate cases, the risk incident to serving as a director. The Bank is not presently aware of any pending or threatened litigation which, if instituted against the Company, would be affected by this provision.

      7. Indemnification. The Bank provides for indemnification of its directors, officers and certain other employees of the Bank. The Bank's bylaws state that the Board of Directors may, in its discretion, direct the Bank to indemnify current and past directors, officers and employees of the Bank made or threatened to be made, a party to any civil or criminal action or proceeding for reasonable expenses incurred in connection with any such action or proceeding. The Bank may advance such person's related expense to the full extent permitted by law. The Bank, however, will not indemnify such person if he or she is found guilty of, or liable for, gross negligence, willful misconduct or criminal acts.

      Under the Delaware General Corporation Law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Delaware law permits a corporation to advance expenses to directors or officers upon the corporation's receipt of an undertaking by such person to repay the advance in the event of a specific determination that such person was not entitled to indemnification.

      Delaware law requires court approval before there may be any indemnification where the person seeking indemnification has been found liable to the corporation in a derivative action by reason of the fact that he is or was a director, officer, employee or agent of the corporation. Delaware law, however, provides that the termination of any proceeding (other than an action by or in the right of the corporation) by judgment, order, settlement, conviction or upon a plea of nolo contendere does not create a presumption adverse to the director, officer or other person.

      The Bank's Board of Directors believes that it is in the best interests of its shareholders to provide mandatory indemnification for the Company's directors and officers to the fullest extent permitted by Delaware law. Accordingly, the Certificate of Incorporation provides that each person who is involved in any litigation or other proceeding because he or she is or was a director or officer of the Company or, among other things, of another related entity shall be indemnified by the Company to the fullest extent authorized by Delaware law (but, in the case of any future amendment to Delaware law, the right to indemnification shall be adjusted only to the extent that such amendment permits the Company to provide broader indemnification rights than prior to such amendment), against all expense, liability or loss reasonably incurred by such person in connection therewith. The Certificate of Incorporation also provides that indemnification to directors or officers is a contract right and such right includes the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Delaware law requires, the advancement of such expenses will be made only after the person delivers an undertaking to the Company to repay any amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The purpose of providing that the right of indemnification is a contract right is to provide an indemnified party with an enforceable claim that may not be unilaterally affected by actions taken by the Company (e.g., there would be a claim under contract law to indemnification as to conduct which occurred while this provision of the Certificate of Incorporation was in effect, regardless of subsequent changes thereto). If the Company does not pay a proper claim for indemnification in full within 30 days after a written claim for such indemnification is received by the Company, the Certificate of Incorporation authorizes the claimant to bring a suit against the Company and prescribes what does and does not constitute a defense to such action. Such right to indemnification and advancement of expenses also may be conferred upon any employee or agent of the Company if, and to the extent, authorized by the Company's bylaws or its Board of Directors. The Company's bylaws provide that indemnification may be available to employees and agents.

      In any action by a person seeking indemnification, it is a defense that such person has not met any applicable standard for indemnification as set forth in Delaware General Corporation Law. However, neither the failure of the Company to have made a determination that the applicable standard has been satisfied, or an actual determination by the Company that such person has not satisfied the applicable standard, shall create a presumption that such standard was not satisfied, or be a defense to such action. The burden of proving that the applicable standard of conduct has not been satisfied, and that such person is not entitled to indemnification, shall be on the Company. The Certificate of Incorporation further states that the right to indemnification and the advancement of expenses conferred by the Certificate of Incorporation is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or bylaws of the Company, vote of Shareholders or disinterested directors, or otherwise. In addition, the Certificate of Incorporation authorizes the Company to maintain insurance, at its expense, to protect itself and certain individuals, including officers and directors of the Company, against any expense, liability, or loss, whether or not the Company would have the power to indemnify the person under Delaware law.

      Although the indemnification provisions contained in the Certificate of Incorporation are not specifically intended to provide indemnification of officers and directors for violations of the Securities Act, it is conceivable that such a claim for indemnification could be asserted thereunder. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      These provisions have been included in the Company's Certificate of Incorporation in recognition of the need to protect directors and officers of the Company so as to attract and retain the best personnel available. In light of the complexities and pressures placed on directors of publicly held corporations, and especially companies involved in the complex and fast-changing financial services industry, the Board of Directors believes that the time, efforts and talent of officers and directors of the Company and its subsidiaries should be directed toward managing the Company's business, rather than being forced to act defensively out of concern over costly personal litigation. By including these indemnification provisions in the Company's Certificate of Incorporation, directors and officers of the Company will have the assurance that they will be indemnified for actions taken in good faith and in a manner believed to be in the best interest of the Shareholders.

      8. New Business. The bylaws of the Company require a stockholder who intends to raise new business at a stockholder meeting to give at least 90 days advance notice to the Secretary of the Company; provided, however, that in the event that less than 100 days notice or prior disclosure of the meeting is given by the Company, notice of new business to be proposed by a stockholder to be timely must be received by the Secretary within 10 days of the date of such notice or disclosure of the meeting by the Company. The notice bylaw requires information concerning the stockholder and the stockholder's interest in the business matter. If the information supplied by the stockholder is deficient in any material aspect, a majority of the Board of Directors may reject the stockholder proposal.

      The purpose of requiring advance notice of business to be brought by a stockholder before an annual meeting is to enable the Board of Directors to give advance notice of such business to the Shareholders generally, and to afford the Board of Directors a meaningful opportunity to consider the merits of the matter to be raised by Shareholders. Although the Board of Directors does not possess the power to approve or disapprove of stockholder proposals, the notice requirement may have the effect of precluding such proposals if the established procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies.

      Under the Bank's bylaws, any shareholder proposal to be brought before the annual meeting of the shareholders of the Bank must have been received by the Bank for inclusion in the Bank's proxy statement and form of proxy not later than the fourth day of the January immediately preceding that annual meeting of the shareholders of the Bank.

      9. Nomination of Directors. The Bank's bylaws do not address the nomination of directors. The Company's bylaws provide that nominations for the election of directors may be made by the Board of

Directors or by any stockholder of the Company entitled to vote. Shareholders intending to nominate candidates for election as directors must deliver written notice to the Company not less than 90 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 100 days notice or prior disclosure of the meeting is given by the Company, notice of a nomination proposed by a stockholder to be timely must be received by the Secretary within 10 days of the date of such notice or disclosure of the meeting by the Company. The bylaws further provide that the stockholder's notice shall set forth certain information concerning each nominee, including (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company' s stock beneficially owned by such person on the date of the notice, and (iv) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D and Regulation 14A under the Securities Exchange Act. In addition, the stockholder giving the notice is required to state the name and address of such stockholder and the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder. The Chairman of the Board or other person presiding at the meeting may reject a nomination by a stockholder not timely made in accordance with the requirements of the bylaws.

      The purpose of the advance notice requirement is to afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and to inform Shareholders about such qualifications. Although the provision does not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of directors, it may have the effect of precluding a contest for the election of directors if the procedures established by it are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors.

      10. Shareholder Approval of Merger, Consolidation or Sale of the Bank or Company. The Bank's bylaws state that the affirmative vote of holders of at least 75% of the shares of the Bank is required for the approval or authorization of a merger or consolidation of the Bank or the sale, lease or exchange or other disposition of substantially all of the assets of the Bank unless any such transaction is approved by a resolution adopted by 70% of the members of the Bank's Board.

      The Company's Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock to approve business combinations, with certain exceptions outlined in "Restrictions on Acquisition of the Company."

REGULATION OF THE HOLDING COMPANY

      Upon approval of its application to acquire all of the common stock of the Bank, the Company will be a holding company pursuant to the Bank Holding Company Act ("BHCA"). As such, the Company's activities will be limited to the business of banking and activities closely related or incidental to banking. In addition, the Company will be required to register with the FRB and will be subject to FRB regulations, examinations, supervision and reporting requirements.

      The Company is required to obtain the prior approval of the FRB to acquire all, or substantially all, of the assets of any bank or bank holding company or merge with another bank holding company. Prior FRB approval will also be required for the Company to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, the Company would, directly or indirectly, own or control more than 5% of any class of voting shares of such bank or bank holding company. In evaluating such transactions, the FRB considers such matters as the financial and managerial resources of and future prospects of the companies involved, competitive factors and the convenience and needs of the communities to be served. Bank holding companies may acquire additional banks in any state, subject to certain restrictions such as deposit concentration limits. In addition to the approval of the FRB, before any bank acquisition can be completed, prior approval may also be required to be obtained from other agencies having supervisory jurisdiction over the Bank and the Company to be acquired.

      A bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in, non-banking activities. One of the principal exceptions to this prohibition is for activities found by the FRB to be so closely related to banking or managing or controlling banks to be a proper incident thereto. Some of the principal activities that the FRB has determined by regulation to be closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services;
(iv) acting as fiduciary, investment or financial advisor; (v) finance leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings association, provided that the savings association only engages in activities permitted bank holding companies. The FRB has adopted capital adequacy guidelines for bank holding companies (on a consolidated basis) substantially similar to those of the FDIC for the Bank.

      Generally, a bank holding company must have a consolidated ratio of core (Tier 1) capital to total assets of at least 3% if it receives the FRB's highest examination rating and 4% otherwise. A bank holding company also must maintain a total capital to risk-based assets ratio of at least 8% and a core capital to risk-based assets ratio of at least 4%.

      Bank holding companies are generally required to give the FRB prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the Company's consolidated net worth. The FRB may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, FRB order or directive, or any condition imposed by, or written agreement with, the FRB. The FRB has now adopted an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

      The FRB has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the FRB's policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization's capital needs, asset quality, and overall financial condition. The FRB's policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. These regulatory policies could affect the ability of the Company to pay dividends or otherwise engage in capital distributions.

      Under federal law, depository institutions are potentially liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This applies to depository institutions controlled by the same bank holding company. Also, should a subsidiary bank become undercapitalized, bank holding companies are required to guarantee compliance with a capital restoration plan, subject to certain limits.

      The status of the Company as a registered bank holding company under the BHCA does not exempt it from certain Federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the Federal securities laws.

      The Company and its subsidiaries will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for the management of the Company to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of the Company or Bank.

      New York Bank Holding Company Regulation. In addition to the federal bank holding company regulations, a bank holding company organized or doing business in the State of New York may be also subject to regulation under the New York Banking Law. The term "bank holding company," for the purposes of the New York Banking Law, is defined generally to include any person, company or trust that directly or indirectly either controls the election of a majority of the directors or owns, controls, or holds with power to vote more than 10% of the voting stock of a bank holding company or, if the company is a banking institution, another banking institution, or 10% or more of the voting stock of each of two or more banking institutions. In general, a bank holding company controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of the New York Banking Law. Under New York Banking Law, the prior approval of the Banking Department is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or to be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. Additionally, certain restrictions apply to New York bank holding companies regarding the acquisition of banking institutions which have been chartered five years or less and are located in smaller communities. Officers, directors and employees of New York bank holding companies are subject to limitations regarding their affiliation with securities underwriting or brokerage firms and other bank holding companies and limitations regarding loans obtained from its subsidiaries. Although the Company will not be a bank holding company for purposes of New York law upon the Effective Date of the Conversion, any future acquisition of ownership, control, or the power to vote 10% or more of the voting stock of another bank or bank holding company would cause it to become such.

      This discussion of regulatory requirements contained in this Prospectus and Proxy Statement does not purport to be a complete description of the applicable regulatory requirements and is qualified in its entirety to the applicable statutes and regulations.

RESTRICTIONS ON ACQUISITION OF THE COMPANY

      A number of provisions of the Company's Certificate of Incorporation and bylaws deal with matters of corporate governance and certain rights of shareholders. The following discussion is a general summary of the material provisions of the Company's Certificate of Incorporation and bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. The following description of certain of the provisions of the Certificate of Incorporation and bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and bylaws, which are attached as Appendices B and C to this Prospectus and Proxy Statement.

      Limitation on Voting Rights. The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by directors, officers and employees of the Bank or Company or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person and his affiliates. The Certificate of Incorporation of the Company further provides that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock (after giving effect to the limitation on voting rights).

      Shareholder Vote Required to Approve Business Combinations with Principal Shareholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Company and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of shareholders is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) cases where the proposed transaction has been approved in advance by a majority of those members of the Company's Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the shareholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity (other than the Company or its subsidiaries) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of the Company or combined assets of the Company and its subsidiary;
(iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company in exchange for any assets, cash or securities the value of which equals or exceeds 25% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Company owned directly or indirectly by an Interested Stockholder or Affiliate thereof.

      Amendment of Certificate of Incorporation and Bylaws. Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock; provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Company and amendment of the Company's Bylaws and Certificate of Incorporation. The Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of Shareholders.

      Federal Banking Law. Prior approval of the FRB would be required for an acquisition of "control" of the Holding Company by any "company" as defined in the BHCA. For purposes of the BHCA and the regulations adopted thereunder, "control" of a holding company is defined to include the ownership, control or power to vote, directly or indirectly, 25% or more of any class of voting securities of the holding company, the power to elect a majority of the board of directors of the holding company, the power otherwise to control the election of a majority of the board of directors of the holding company or the power to exercise, directly or indirectly, a controlling influence over the management or policies of the holding company. The FRB may find that a company controls a bank or a bank holding company if the company owns, controls or holds with power to vote more than 5% of the outstanding shares of any class of voting securities of the bank or bank holding company and certain other relationships exist between the company and the bank or the bank holding company. As part of the acquisition of control of a holding company, the acquiring company would be required to register as a bank holding company and have its business activities limited to those activities that the FRB determines to be so closely related to banking as to be a proper incident thereto. In addition, FRB approval would be required for the acquisition of control by another bank holding company of more than 5% of any class of the Company's Common Stock.

      Federal Change in Bank Control Law. Under the Change in Bank Control Act (the "CIBCA"), sixty (60) days prior notice must be submitted to the FRB if any person or group of persons acting in concert seeks to acquire ownership or control of 10% or more of the voting securities of a bank holding company registered under the Exchange Act. The Acquisition may proceed at the end of the sixty-day period unless the FRB finds that the acquisition should be disapproved. Under the CIBCA, the FRB takes into consideration factors similar to those considered under the BHCA. Accordingly, any acquisition by any person or group of persons acting in concert of the ownership of control of 10% or more of the Company Common Stock will be subject to the CIBCA.

      New York Change in Control Regulation. Prior approval of the NYSBD is also required before any action is taken that causes any company to acquire direct or indirect control of a banking institution. Control is presumed to exist if any company directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company that owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution. Accordingly, prior approval of the NYSBD would be required before any company could acquire 10% or more of the Company Common Stock.

      New York Bank Holding Company Regulation. Under New York Banking law, the prior approval of the NYSBD is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or to be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company.

DELAWARE CORPORATE LAW

      The state of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

      In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (as "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such Person became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

      The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder, and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

          PROPOSAL 2. RATIFICATION OF LONG ISLAND FINANCIAL CORP. 1998
                                STOCK OPTION PLAN

      The Board of Directors of the Company is presenting for shareholder ratification the Long Island Financial Corp. 1998 Stock Option Plan (the "Stock Option Plan"), in the form attached as Appendix D. The purpose of the Stock Option Plan is to advance the interests of the Company and its shareholders by providing those key employees and non-employee directors of the Company and its affiliates, including the Bank, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the Company, to perform in a superior manner. A further purpose of the Stock Option Plan is to attract and retain people of experience and ability to the service of the Company and its affiliates. The following is a summary of the material terms of the Stock Option Plan which is qualified in its entirety by the complete provisions of the Stock Option Plan document attached as Appendix D.

GENERAL

      The Stock Option Plan authorizes the granting of options to purchase 175,000 shares of Common Stock of the Company. All officers and other employees of the Company and its affiliates, and directors who are not also serving as employees of the Company or any of its affiliates ("Outside Directors"), are eligible to receive awards under the Stock Option Plan. The Stock Option Plan will be administered by a committee of non-employee directors (the "Committee"). Authorized but unissued shares or authorized shares previously issued and reacquired by the Company may be used to satisfy an exercise of an option under the Stock Option Plan. If authorized but unissued shares are used to satisfy option exercises, the number of shares outstanding would increase which would have a dilutive effect on the holdings of existing shareholders.

AWARDS

      TYPES OF AWARDS. The Stock Option Plan authorizes the grant to employees of (i) options to purchase the Company's Common Stock intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (options which afford tax benefits to the recipients upon compliance with certain conditions), which generally do not result in tax deductions to the Company, referred to as "Incentive Stock Options" and (ii) options that do not so qualify (options which do not afford the same income tax benefits to recipients as Incentive Stock Options), but which may provide tax deductions to the Company, referred to as "Non-Statutory Stock Options." The Stock Option Plan also authorizes the grant of Non-Statutory Stock Options to Outside Directors.

      All Options granted under the Stock Option Plan to officers and employees will be qualified as Incentive Stock Options to the extent permitted under
Section 422 of the Code. In order to qualify as Incentive Stock Options under
Section 422 of the Code, in addition to certain other restrictions, the exercise price must not be less than 100% of the fair market value on the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant.

      Each Outside Director of the Company or its affiliates will be eligible to receive Non-Statutory Stock Options to purchase shares of Common Stock. Additionally, officers and employees are eligible to receive Non-Statutory Stock Options to the extent they are ineligible to receive Incentive Stock Options.

      TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS. Unless otherwise determined by the Committee, upon the termination of an employee's service for any reason, other than death, disability, retirement, termination for cause or change in control, all then exercisable Incentive Stock Options will remain exercisable for a period of three (3) months following termination of service and all unexercisable Incentive Stock Options will be cancelled. In the event of termination of an optionee's service within 24 months of a change in control of the Company or the Bank, all Incentive Stock Options held by an optionee will vest immediately and remain exercisable for a period of one (1) year. Those Incentive Stock Options exercised more than three (3) months from the optionee's date of termination due to a change in control will be treated as Non-Statutory Stock Options. In the event of the optionee's death or disability all Incentive Stock Options held by the optionee will immediately vest and remain exercisable for one (1) year following such termination of service. In the event of an optionee's retirement, all then exercisable Incentive Stock Option will remain exercisable for one (1) year following his or her retirement date and all unexercisable Incentive Stock Options will be cancelled. Those Incentive Stock Options exercised more than three (3) months from the optionee's date of retirement will be treated as Non-Statutory Stock Options. In the event of an optionee's termination for cause, all related rights to the individual's Incentive Stock Options become null and void upon such termination.

      TERMS AND CONDITIONS OF NON-STATUTORY STOCK OPTIONS. Unless otherwise determined by the Committee, upon the termination of an individual's service for any reason, other than death, disability, retirement, termination for cause or change in control, all then exercisable Non-Statutory Stock Options will remain exercisable for a period of one (1) year following termination of service and all unexercisable Non- Statutory Stock Options will be cancelled. In the event of termination of an optionee's service within 24 months of a change in control of the Company or the Bank, all Non-Statutory Stock Options held by an optionee will vest immediately and remain exercisable for a period of one (1) year. In the event of the optionee's death or disability all Non-Statutory Stock Options held by the optionee will immediately vest and remain exercisable for one (1) year following such termination of service. In the event of an optionee's retirement, all then exercisable Non-Statutory Stock Option will remain exercisable for one (1) year following his or her retirement date and all unexercisable Non-Statutory Stock Options will be cancelled. In the event of an optionee's termination for cause, all related rights to the individual's Non-Statutory Stock Options become null and void upon such termination.

      The exercise price of stock options granted under the Stock Option Plan must be equal to at least 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. The exercise price may be paid in cash, borrowed funds or in Common Stock. Options granted under the Stock Option Plan may be exercised at such times as the Committee determines, but in no event shall an Option be exercisable more than 10 years from the date of grant.

      GRANTS. Awards of Options have been made to Outside Directors and certain officers under the Stock Option Plan which will become effective and be considered granted upon the effective date of the Stock Option Plan. See "New Plan Benefits" and "Shareholder Ratification and Effective Date of the Plan" for a description of such Awards and the effective date of the Stock Option Plan.

AMENDMENT

      The Board of Directors generally may, at any time, amend the Stock Option Plan, subject to certain prohibitions established by law or by the terms of the plan itself.

NON-TRANSFERABILITY

      An award of Options under the Stock Option Plan shall not be transferable by the optionee other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order. With consent of the Committee, an optionee may permit transferability or assignment of a Non-Statutory Stock Option for valid estate planning purposes as permitted under the Code or Rule 16b-3 under the Exchange Act and an optionee may designate a person or his or her estate, beneficiary of any stock option to which the optionee would then be entitled in the event of the death of the employee.

TAX TREATMENT

      An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the common Stock is recognized as income taxable at long term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met. In the case of the exercise of a Non- Statutory Stock Option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price exceeds the fair market value of the Common Stock. In the event that a Non-Statutory Stock Option is exercised during a period that would subject the optionee to liability under Section 16(b) of the Exchange Act (i.e., within six months of the date of grant), the optionee will not be deemed to have recognized income until such period of liability has expired, unless the optionee makes an election under Section 83(b) of the Code. In the event shares received through the exercise of an Incentive Stock Option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition") or more than 3 months of terminating employment (12 months in the cases of death and disability), the exercise of the option will generally be treated as the exercise of a Non-Statutory Stock Option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes.

STOCKHOLDER RATIFICATION AND EFFECTIVE DATE OF THE PLAN

      The Board of Directors adopted the Stock Option Plan on August 18, 1998, and determined to submit the Stock Option Plan for ratification by shareholders. The Stock Option Plan shall become effective upon its ratification and approval by shareholders. Implementation of the Stock Option Plan in the absence of shareholder ratification or approval may result in the inability of the Company to grant Incentive Stock Options but will not impair its ability to grant Non-Statutory Stock Options. In the event the Stock Option Plan is not ratified or approved by shareholders, the Plan provides that the Board of Directors may terminate the Plan and any awards made pursuant to the Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE LONG ISLAND FINANCIAL CORP. 1998 STOCK OPTION PLAN.

NEW PLAN BENEFITS

      The following table provides certain information with respect to all Awards which are intended to be granted and become effective upon the effective date of the Stock Option Plan, specifying the amounts to be granted to the named executive officers individually, all current executive officers as a group, all current directors and all employees, including all current officers who are not executive officers, as a group.

      All Options granted to executive officers of the Company and the Bank reflected in the table below will become vested and exercisable in two parts. Mr. Manditch will receive an initial grant of 17,150 Options which will fully vest at the time of grant. In addition, Mr. Manditch will receive a grant of 2,450 Options each year for three (3) years ("Manditch Annual Grant") commencing on the one (1) year anniversary of the effective date of the Stock Option Plan. The Manditch Annual Grants will vest at a rate of 20% per year. The vesting of the Manditch Annual Grants will accelerate in the event Mr. Manditch can no longer serve the Company or Bank due to death or disability or is terminated within 24 months of a change in control of the Company or the Bank. Messrs. Buonaiuto and Vizzini will each receive an initial grant of 9,800 Options which will fully vest at the time of grant. In addition, Messrs Buonaiuto and Vizzini will receive a grant of 1,400 Options each year for three (3) years ("Buonaiuto/Vizzini Annual Grant") commencing on the one (1) year anniversary of the effective date of the Stock Option Plan. The Buonaiuto/Vizzini Annual Grants will vest at a rate of 20% per year. The vesting of the Buonaiuto/Vizzini Annual Grants will accelerate in the event Messrs Buonaiuto and/or Vizzini can no longer serve the Company or Bank due to death or disability or are terminated within 24 months of a change in control of the Company or the Bank. Each Director will receive an initial grant of 4,900 options which will fully vest at the time of grant. In addition, each Director will receive a grant of 700 options each year for three (3) years commencing on the one (1) year anniversary of the effective date of the Stock Option Plan. The additional Director grants will vest under the same terms and conditions as the Manditch and Buonaiuto/Vizzini Annual Grants.

                                NEW PLAN BENEFITS


                                                                         STOCK OPTION AWARDS
                                                                         -------------------
                                                                        DOLLAR          NUMBER
           NAME AND POSITION                                           VALUE (1)      OF UNITS
------------------------------------------------                      -----------    ----------

Douglas C. Manditch
President and Chief Executive Officer of the
Company and the Bank                                                                   24,500
All current executive officers as a group
  (3 persons)                                                                          52,500
All current directors of the Company and Bank as a
group (15 persons)(2)                                                                 105,000
Other employees (__ persons)                                                           17,500
---------------------

(1) The "dollar value" for Options to be granted pursuant to the Stock Option Plan on the date of grant will be zero, as the exercise price for such Options will be the fair market value on the date of grant which is intended to be the date shareholder approval is obtained.
(2) Each Director of the Company and each Director of the Bank shall be granted Options to purchase 7,000 shares.


                  DIVIDENDS ON AND PRICE RANGE OF COMMON STOCK

      Since January 15, 1998, the Bank's Common Stock has been included in the Nasdaq National Market. Prior to that date, the Common Stock was traded infrequently on the over-the-counter market through the OTC Electronic Bulletin Board. The following table sets forth, for the periods indicated, the high and low closing sale prices (or closing bid quotations) per share of the Common Stock.


                               1996                          1997                            1998
                    ---------------------------    --------------------------    ---------------------------
                                      DIVIDENDS                     DIVIDENDS                      DIVIDENDS
                     HIGH     LOW     DECLARED      HIGH    LOW     DECLARED      HIGH     LOW     DECLARED
                    ------  -------  ----------    ------  ------  ----------    -------  ------  ----------
1st Quarter           N/A      N/A       N/A       $12.25  $10.75    $0.00        $17.00   $15.88    $0.08
2nd Quarter         $11.50   $10.50     $0.15      $14.50  $13.00    $0.15        $17.38    15.50    $0.08
3rd Quarter         $11.50   $10.00     $0.00      $14.50  $13.75    $0.08          N/A      N/A      N/A
4th Quarter         $11.00   $ 9.75     $0.15      $18.00  $14.00    $0.08          N/A      N/A      N/A

      Pursuant to the NYSBL, dividends may be declared and paid only out of net profits and surplus of the bank. The Bank pays dividends, as the Board of Directors determines, on a quarterly basis.

      Because the Company is a newly organized corporation, it has not considered or adopted a dividend policy with respect to the Common Stock it will issue in the Reorganization. It is expected, however, that the dividend policy of the Company will be similar to that of the Bank. This policy will be reviewed on a regular basis. As a bank holding company, the Company's ability to pay dividends will depend upon the dividends it receives from the Bank and on the earnings and profits which it may receive from any other activities in which the Company may engage, either directly or through other subsidiaries. Initially, since the Company may not have any other significant business activities, its ability to pay dividends will depend almost solely on dividends received from the Bank.

      There are various FRB and New York State restrictions and Delaware law and tax considerations involved in the payment of dividends by the Bank or the Company. For instance, under FRB regulations, the Bank may not pay cash dividends of its Common Stock if, as a result thereof, its regulatory capital would be reduced below its regulatory requirement. However, at June 30, 1998, the Bank exceeded all of its minimum regulatory capital requirements. See "Approval of the Plan of Acquisition -- Comparison of Shareholder Rights and Certain Anti-takeover Considerations -- Payment of Dividends." These restrictions and considerations continue after the Reorganization.

                                 CAPITALIZATION

      The following table sets forth as of June 30, 1998, the capitalization of the Bank and the pro forma capitalization of the Bank after giving effect to the Reorganization.

                                                               Bank Actual      Adjustments       Bank (pro forma)
                                                              -------------    -------------      ----------------
Deposits                                                      $ 156,134,305        100,000(1)     $  156,234,305
Other liabilities                                                21,782,776              0            21,782,776
Stockholders' equity:
        Common Stock                                              5,294,568              0             5,294,568
        Surplus                                                  14,751,198              0            14,751,198
        Accumulated surplus                                       1,475,372       (100,000)            1,375,372(2)
        Net unrealized appreciation in
        available-for-sale securities, net of
        tax                                                         264,589              0               264,589
                                                                -----------                          -----------
Total stockholder's equity                                    $  21,785,727                       $   21,685,727

Share data:
        Common stock $3.00 par value
        3,000,000 shares authorized
        Outstanding                                               1,764,861              0             1,764,861

----------------------

(1) Gives effect to $100,000 of capital contributions to the Holding Company in connection with the Reorganization, which is expected to occur immediately prior to the Effective Date of the Reorganization, subject to any required regulatory consents or approvals.
(2) Estimated expenses of the Reorganization are expected to be minimal and are not deducted from the pro forma amount.

      The following table sets forth as of June 30, 1998 the capitalization of the Holding Company, which is being formed, and the pro forma capitalization of the Holding Company on a consolidated basis after giving effect to the Reorganization.


                                                                                                           Holding Company
                                                                Holding Company                              (pro forma
                                                                     Actual        Adjustments(1)           consolidated)
                                                              ------------------  ----------------     ---------------------
Deposits                                                        $             0      156,134,305       $        156,134,305
Other liabilities                                                             0       21,782,776                 21,782,776
Stockholders' equity:
        Common stock                                                          0        5,294,568                  5,294,568
        Surplus                                                               0       14,751,198                 14,751,198
        Undivided profits                                                              1,475,372(2)               1,475,372(3)
        Net unrealized appreciation in
        available-for-sale securities, net of
        tax                                                                   0          264,589                    264,589
                                                                            ---      -----------                -----------
          Total stockholders' equity                           $              0       21,785,727      $          21,785,727

Share data:
        Common stock, $.01 par value
        10,000,000 shares authorized
        Outstanding                                                          0         1,764,861                  1,764,861

----------------------

(1) Results from exchange of shares of the Holding Company and the Bank, with the Holding Company emerging as the sole stockholder of the Bank.
(2) Estimated expenses of the Reorganization are expected to be minimal and are not deducted from the pro forma amount.
(3) Includes $100,000 in initial capitalization, which is expected to occur immediately prior to the Effective Date of the Reorganization, subject to any required regulatory consents or approvals, and $1,375,372 of undivided profits from the Bank.

                                LEGAL PROCEEDINGS

      The Bank is involved in routine proceedings occurring in the ordinary course of business which, in the aggregate, management believes to be immaterial to the financial condition of the Bank. No litigation is outstanding with respect to the Company.


                                  LEGAL OPINION

      The Bank has received the opinion of Muldoon, Murphy & Faucette that the shares of Long Island Financial Corp.'s Common Stock to be issued upon consummation of the Reorganization, when so issued, will be validly issued, fully paid, and non-assessable.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE REORGANIZATION.


                                  OTHER MATTERS

      Management of the Bank knows of no other business to be presented at the meeting. If other matters should properly come before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote thereon as determined by a majority vote of the Board of Directors. Management urges each stockholder, whether or not he or she intends to be present and to vote at the meeting, to complete, sign and return the enclosed proxy as promptly as possible.

                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

      If the Reorganization is not consummated, and if a shareholder wishes to have a proposal eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders of Long Island Commercial Bank, any shareholder proposal to take action at such meeting must be received by the Secretary at One Suffolk Square, Islandia, New York 11722 no later than January 4, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act. A shareholder may, however, have new business taken up at any annual meeting by stating such business in writing and filing it with the secretary of the Bank at least five days before the date of the annual meeting.

      A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE FDIC, WILL BE FURNISHED, WITHOUT CHARGE TO A SHAREHOLDER OF RECORD UPON WRITTEN REQUEST TO LONG ISLAND COMMERCIAL BANK.

                                         By Order of the Board of Directors



                                         Thomas Buonaiuto
                                         Senior Vice President,
                                         Senior Financial Officer and Secretary

Islandia, New York
October __, 1998


           YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                 REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE
                     ACCOMPANYING PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

======================================================================================================
No person is authorized to give any information or to                    LONG ISLAND FINANCIAL CORP.
make any representation not contained in this                                        AND
Prospectus and Proxy Statement, and, if given or made,                   LONG ISLAND COMMERCIAL BANK
such information or representations must not be relied
upon as having been authorized.

This Prospectus and Proxy Statement does not constitute an
offer to sell a security, or a solicitation of a proxy, in                      PROSPECTUS AND
any jurisdiction to any person to whom it is unlawful to                       PROXY STATEMENT
make such offer or solicitation in such jurisdiction.
Neither the delivery of this Prospectus and Proxy Statement
nor any distribution of the securities made under this
Prospectus and Proxy Statement shall, under any
circumstances, create any implication that there has been
no change in the affairs of Long Island Financial Corp. and
Long Island Commercial Bank since the date of this                             OCTOBER 17, 1998
Prospectus and Proxy Statement.
======================================================================================================

                                                                      APPENDIX A

                               PLAN OF ACQUISITION

      PLAN OF ACQUISITION dated as of September 15, 1998 ("Plan") between Long Island Financial Corp., a Delaware corporation (the "Holding Company"), and Long Island Commercial Bank, a New York State bank (the "Bank").

      WHEREAS, the Bank is a state-chartered bank organized in 1989 under the Banking Law of the State of New York (the "Banking Law"), with its principal place of business at One Suffolk Square, Islandia, New York, and having authorized capital, consisting of 3,000,000 shares, par value $3 per share, of capital stock ("Bank Stock"), of which 1,768,166 shares have been issued and are outstanding; and

      WHEREAS, the Holding Company is a corporation organized in 1998 under the Business Corporation Law of the State of Delaware, with its principal place of business at One Suffolk Square, Islandia, New York, which will have, prior to the effectiveness of the acquisition provided for in this Plan, authorized capital, consisting of 10,000,000 shares, par value $.01 per share, of common stock ("Holding Company Common Stock"), none of which shares will be issued and outstanding prior to such time; and

      WHEREAS, the Boards of Directors of the Holding Company and of the Bank, by a majority vote of all the members of each, has approved this Plan and has authorized and directed appropriate officers of each to execute and deliver the same and to submit executed originals to the Superintendent of Banks of the State of New York (the "State Superintendent") for filing, together with any other documents or certificates as may be required by law or regulation;

      NOW, THEREFORE, in consideration of the premises, the Holding Company and the Bank hereby approve this Plan and prescribe the terms and conditions of the acquisition by the Holding Company of all outstanding shares of Bank Stock, as follows:

      1. At such time as the State Superintendent shall file this Plan together with the appropriate accompanying certificates and the original of the approval of the State Superintendent, all as prescribed by law (such time being hereinafter referred to as the "Effective Time"), the Holding Company shall, in accordance with Section 143-a of the Banking Law, become the owner for all purposes of all outstanding shares of Bank Stock, with full and exclusive power to vote the same, to receive all dividends thereon and to exercise all other rights of a record and beneficial owner thereof.

      2. At the Effective Time, each holder of one or more shares of Bank Stock shall, in accordance with Section 143-a of the Banking Law, become the owner of one share of Holding Company Common Stock for each share of Bank Stock then held by such stockholder, with full and exclusive power to vote the same, to receive all dividends thereon and to exercise all of the rights of a record and beneficial owner thereof; provided, however, that each dissenting stockholder shall only be entitled to receive cash as is more specifically provided in
Section 9
hereof. All shares of Bank Stock issued and outstanding immediately prior to the Effective Time shall continue as issued and outstanding shares immediately subsequent to the Effective Time, but the ownership of all such shares shall vest at the Effective Time in the Holding Company, in accordance with Section 1 hereof. The certificates which evidenced shares of Bank Stock prior to the Effective Time shall, after the Effective Time, evidence only: (a) in the case of certificates held by a non-dissenting stockholder, ownership of a like number of shares of the Holding Company Common Stock; and (b) in the case of certificates held by a dissenting stockholder, the right of such holder to receive the fair value of the shares of Bank Stock held by him at the time he filed his written notice of election to dissent with the Bank, and after the Effective Time no holder of any certificate which evidenced shares of Bank Stock prior to the Effective Time shall be entitled to vote any Bank Stock, to receive dividends thereon or to exercise any other rights of a record or beneficial owner of Bank Stock.

      3. This Plan shall be submitted to the stockholders of the Bank at a meeting called and held in accordance with applicable provisions of law.

      4. If the stockholders of the Bank approve this Plan at the stockholders' meeting to be called and held for the purpose of considering and voting upon this Plan, thereafter and until the Effective Time, or until such time as this Plan shall be terminated, the Bank shall issue certificates for Bank Stock, whether upon transfer or otherwise, only if such certificates bear a legend, the form of which shall be approved by the Board of Directors of the Holding Company and the Bank, indicating that this Plan has been approved by the stockholders of the Bank and that shares of Bank Stock evidenced by such certificates are subject to acquisition by the Holding Company pursuant to this Plan. Certificates for Bank Stock held by dissenting stockholders shall be transferable only in accordance with Section 6022 of the Banking Law. As soon as practicable after the Effective Time, the Bank shall deliver or cause to be delivered to the Holding Company or its nominee a certificate or certificates evidencing all of the outstanding shares of Bank Stock, and the Holding Company shall make arrangements, as authorized by its Board of Directors, whereby non-dissenting stockholders may exchange certificates held by them bearing the name of the Bank (but evidencing shares of Holding Company Common Stock) for certificates bearing the name of the Holding Company (and evidencing the same shares of Holding Company Common Stock).

      5. This Plan and the acquisition provided for herein shall not become effective unless all of the following first shall have occurred:

         (a) approval of the Plan by a majority of the members of the Board of Directors of the Holding Company and of the Bank;

         (b) the lapse of any required regulatory period after approval of the Plan by vote of the holders of at least two-thirds of the outstanding shares of Bank Stock;

         (c) approval of the Plan by the State Superintendent pursuant to
         Section 143-a of the Banking Law;

         (d) the lapse of any required regulatory period after approval by the Board of Governors of the Federal Reserve System, acting pursuant to
         Section 3(a)(1) of the federal Bank Holding Company Act of 1956, as amended, of the notice by the Holding Company, according to 12 C.F.R.
         Section 225.17, to become a bank holding company, in accordance with the provisions of this Plan;

         (e) receipt by the Bank of a favorable ruling from the Internal Revenue Service or an opinion from counsel satisfactory in form and substance to the Bank, with respect to the federal income tax consequences of this Plan and the transactions contemplated herein; and

         (f) receipt or obtaining by the Bank and the Holding Company of all other consents, or an opinion of Counsel, permissions and approvals required by law or agreement to be received or obtained by the Bank or the Holding Company prior to consummation of the acquisition provided for herein and to the Holding Company's having and exercising all rights of ownership with respect to all of the outstanding shares of Bank Stock acquired by it thereby.

      6. This Plan may be terminated by either the Holding Company or the Bank at any time before the Effective Time and for any reason (including the number of shares of Bank Stock held by stockholders who have indicated an intention to dissent; the existence of any action, suit, proceeding, or claim, instituted or threatened, which relates to this Plan; the apparent inability of the Holding Company or the Bank to obtain any required consents or approvals; or any other reason), such termination to be effected by written notice by either the Holding Company or the Bank to the other of them, authorized or approved by a resolution adopted by the Board of Directors of the one of them giving such notice, and, upon such termination, this Plan shall be void and there shall be no liability hereunder or on account of such termination on the part of the Holding Company or the Bank, or the directors, officers, employees, agents or stockholders of either of them, except that in such event the Bank shall pay the fees and expenses incurred by itself and the Holding Company in connection with the proposed acquisition. If either party hereto gives to the other party written notice of termination pursuant to this section, the party giving such written notice shall simultaneously furnish a copy thereof to the State Superintendent.

      7. Upon approval of this Plan by the holders of at least two-thirds of the outstanding shares of Bank Stock, this Plan shall be submitted to the State Superintendent for his approval and for filing in accordance with the provisions of Section 143-a of the Banking Law, accompanied by the certificates of the Holding Company and the Bank required by said Section 143-a and a written request from the Bank that such Plan not be filed by the State Superintendent until such future time as the latter shall have been advised by the Bank and the Holding Company in writing that all conditions to effectiveness of the Plan specified in Section 5 hereof other than subsection (c) of Section 5 have been satisfied. At such time as all such conditions other than said subsection (c) shall have been satisfied, the Bank and the Holding Company shall so advise the State Superintendent in writing.

      8. This Plan shall become effective at the Effective Time, provided that all of the conditions specified in Section 5 hereof have been satisfied.

      9. Each dissenting stockholder who complies with the provisions of Section 6022 of the Banking Law and all other applicable provisions of law shall be entitled to receive from the Bank payment of the fair value of the shares of Bank Stock held by him at the time he filed with the Bank written notice of election to dissent, upon surrender by such holder of the certificates which previously evidenced such shares, all as provided in said Section 6022. Certificates thus obtained by the Bank, upon payment of the agreed value of the shares previously evidenced thereby or of the amount due under final court order as provided in said Section 6022, shall be cancelled. Shares of Holding Company Common Stock to which the dissenting stockholders would have been entitled had they not dissented shall be deemed to constitute authorized but unissued shares of Holding Company Common Stock and may be sold or otherwise disposed of by the Holding Company at the discretion of, and on such terms as may be fixed by, its Board of Directors. For purposes of this Plan, "dissenting stockholders" shall mean those stockholders of the Bank who (i) do not vote in favor of, or consent in writing to, this Plan, (ii) prior to the vote of the stockholders of the Bank concerning this Plan, file with the Bank written objection to this Plan and a statement that they intend to demand payment for their shares if this Plan is approved, and (iii) within twenty days after they have been given written notice by the Bank that the stockholders have approved this Plan, file with the Bank a written notice of election to dissent; all in accordance with and subject to
Section 6022 of the Banking Law.

      IN WITNESS WHEREOF, the Holding Company and the Bank have caused this Plan to be executed in counterparts by their duly authorized officers, and have caused their corporate seals to be hereunto affixed, as of the date first above written.

                                                Long Island Financial Corp.
            (Seal)

ATTEST:

/s/ Carmello Vizzini                            By:/s/ Douglas C. Manditch
--------------------                               -----------------------
    Carmello Vizzini                                   Douglas C. Manditch
    Secretary                                          President


                                                Long Island Commercial Bank
            (Seal)

ATTEST:

/s/ Thomas Buonaiuto                            By:/s/ Douglas C. Manditch
--------------------                               -----------------------
    Thomas Buonaiuto                                   Douglas C. Manditch
    Secretary                                          President

STATE OF NEW YORK             )
                              )     SS.
COUNTY OF SUFFOLK             )

      On the 18th day of September, in the year 1998, before me personally came Douglas C. Manditch, to me known, who, being by me duly sworn, did depose and say that he is the President of Long Island Financial Corp., a Delaware corporation located in Islandia, New York, the company described in and which executed the above instrument; that he knows the seal of said company; that the seal affixed to such instrument is such seal; that it was so affixed by order of the Board of Directors of said company, and that he signed his name thereto by like order.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

My term expires:   12-31-99                 /s/ Margaret Morale
                   --------                 -------------------
                                                Notary Public

STATE OF NEW YORK             )
                              )     SS.
COUNTY OF SUFFOLK             )


      On the 18th day of September, in the year 1998, before me personally came Douglas C. Manditch, to me known, who, being by me duly sworn, did depose and say that he is the President of Long Island Commercial Bank, a New York State bank located in Islandia, New York, the Company described in and which executed the above instrument; that he knows the seal of said company; that the seal affixed to such instrument is such seal; that it was so affixed by order of the Board of Directors of said company, and that he signed his name thereto by like order.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

My term expires: 12-31-99           /s/   Margaret Morale
                 --------           -----------------------------------
                                          Notary Public

                                                                      APPENDIX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                           LONG ISLAND FINANCIAL CORP.


      FIRST:   Corporate Title. The name of the Corporation is Long Island
Financial Corp. (hereinafter sometimes referred to as the "Corporation").

      SECOND: Registered Office. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County Of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

      THIRD:   Purpose.   The purpose of the Corporation is to engage in
any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH:  Capital Stock.

            A. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is ten million (10,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

            B.    Limitation of Rights.

                  1. Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of the "Limit", be entitled, or permitted to a vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock beneficially owned by such person would be entitled to cast subject to the provisions of this Article FOURTH, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

                  2. The following definitions shall apply to this Section B of this Article FOURTH:

                        (a) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Act of 1934, as amended, as in effect on the date of filing of this Certificate of Incorporation.

                        (b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                              (1) which such person or any of its Affiliates beneficially owns, directly or indirectly; or

                              (2) which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses 1 through 5 of Section A of Article EIGHTH, regardless of whether or not such agreement, contract or other arrangement is with an Interested Stockholder, as defined therein) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

                              (3) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that (1) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such Director or Officer (or any Affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage of beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                        (c) The "Limit" shall mean 10% of the then-outstanding shares of Common Stock.

                        (d) A "person" shall include an individual, firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

                  3. The Board of Directors shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such Provisions, including but not limited to matters with respect to: (i) the number of shares of Common Stock beneficially owned by any person; (ii) whether a person is an Affiliate of another; (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership; (iv) the application of any other definition or operative provision of the section to the given facts; or (v) any other matter relating to the applicability or effect of this section.

                  4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to: (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

                  5. Except as otherwise provided by law or expressly provided in this Section B, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect to the provisions of this Section B) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                  6. Any constructions, applications, or determinations made by the Board of Directors, pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

                  7. In the event any provision (or portion thereof) of this Section B shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof ) of this Section B remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders beneficially owning an amount of stock over the Limit, notwithstanding any such finding.

      FIFTH:   Directors. The following provisions are inserted for the
management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

            A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

            B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

            C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

            D. Special meetings of stockholder of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws. The term "Whole Board" shall mean the total number of authorized directorships, (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is Presented to the Board for adoption) (the Whole Board).

      SIXTH:   Election of Directors.

            A. The number of Directors shall be fixed from to time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

            B. Newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

            C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

            D. Any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation ("Article FOURTH")), voting together as a single class.

      SEVENTH: Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

      EIGHTH:     Certain Business Combinations.

            A. Higher Vote Required for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this Article
      EIGHTH:

                  1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with: (i) any Interested Stockholder (as hereinafter defined); or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                  2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

                  3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

                  4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an

                        Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any interested Stockholder;

      shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock") (after giving effect to the provisions of Article FOURTH), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

            The term "Business Combination" as used dn this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

            B. When Higher Vote is Not Required. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote (after giving effect to the provisions of Article FOURTH), or such vote (if any) as is required by law or by this Certificate of Incorporation, if in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

                  1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                  2.    All of the following conditions shall have been met:

                        (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

                              (1)   (if applicable) the Highest Per Share
                                    Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its affiliates of. any shares of Common Stock acquired by it: (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"); or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                              (2) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the "Determination Date"), whichever is higher.

                        (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                              (1) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it:
                                    (i) within the two-year period immediately prior to the Announcement Date; or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                              (2) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                              (3) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                        (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article EIGHTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                        (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on an outstanding stock having preference over the Common Stock as to dividends or liquidation; (2) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors, and (3) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                        (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                        (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing the Securities Exchange Act of 1934 and the rules or regulations thereunder) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

            C.    Certain Definitions. For the purpose of this Article EIGHTH:

                  1. A "Person" shall include an individual, firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

                  2. "Interested Stockholder" shall mean any person (other than the Corporation or any Holding Company or Subsidiary thereof) who or which:

                        (a) is the beneficial owner, directly or indirectly, of more than 10% of the outstanding Voting Stock; or

                        (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                        (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the remaining of the Securities Act of 1933, as amended.

                  3. For purposes of this Article EIGHTH, "beneficial ownership" shall be determined in the manner provided in Section B of Article FOURTH hereof.

                  4. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of this Certificate of Incorporation.

                  5. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  6. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

                  7.    "Fair Market Value" means:

                        (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act Of 1934, as amended, Fair Market Value shall be the highest sale price reported during

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



                              the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and

                        (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

                  8. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                  9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding voting Stock retained by the holders of such shares.

            D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the Common Stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

            E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary or other obligation imposed by law.

            F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

      NINTH: Certain Determinations. The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article EIGHTH hereof) to: (A) make a tender or exchange offer for any equity security of the Corporation; (B) merge or consolidate the Corporation with another corporation or entity; or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, those factors that Directors of any subsidiary of the Corporation may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer: on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article EIGHTH hereof); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objective as a holding company under applicable laws and regulations; and on the ability of its subsidiary to fulfill the objectives of a stock form financial institution under applicable statutes and regulations.

      TENTH:   Indemnification.

            A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

            C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to receive the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

            D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

            E. The Corporation may maintain insurance, at its expense, to protect itself and any Director Officer, employee or agent of the Corporation or Subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

      ELEVENTH: Limitations of Director's Liability. A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

      TWELFTH: Amendment of Certificate. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section B of Article FOURTH Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH or Article TENTH.

      THIRTEENTH:   Incorporator.   The name and mailing address of the sole
incorporator are as follows:

            Name                    Mailing Address
            ----                    ---------------

      Mia Sunmee Kim                Muldoon, Murphy & Faucette
                                    5101 Wisconsin Avenue, N.W.
                                    Washington, DC 20016

      I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, and, accordingly, have hereto set my hand this 10th day of September, 1998.



                                    ----------------------------------
                                    Mia Sunmee Kim
                                    Incorporator

                                                                      APPENDIX C

                           LONG ISLAND FINANCIAL CORP.
                                     BYLAWS
                            ARTICLE I - STOCKHOLDERS

      Section 1.  Annual Meeting.

      An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

      Section 2.  Special Meetings.

      Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

      Section 3.  Notice of Meetings.

      Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

      When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      Section 4.  Quorum.

      At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article FOURTH of the Corporation's Certificate of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy (after giving effect to the provisions of Article

FOURTH of the Corporation's Certificate of Incorporation) shall constitute a quorum entitled to take action with respect to that vote on that matter.

      If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

      If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present in person or by proxy constituting a quorum, then except as otherwise required by law, those present in person or by proxy at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

      Section 5.  Organization.

      The Chairman of the Board of the Corporation or, in his or her absence, the Vice Chairman, or, in his or her absence, the President of the Corporation, or in his or her absence such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

      Section 6.  Conduct of Business.

            (a) The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

            (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting

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



was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

      At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of a majority of the Whole Board of Directors.

            (c) only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Chairman of the Board or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

      Section 7.  Proxies and Voting.

      At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      All voting, including the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be made by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the Board, or in his absence such person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

      All elections for Directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

      Section 8.  Stock List.

      A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the town or county where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.


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      The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

      Section 9.  Consent of Stockholders in Lieu of Meeting.

      Subject to the rights of the holders of any class of series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.


                         ARTICLE II - BOARD OF DIRECTORS

      Section 1.  General Powers, Number and Term of Office.

      The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the majority of the whole Board shall from time to time have designated except in the absence of such designation shall be
15. The Board of Directors shall annually elect a Chairman of the Board and a Vice Chairman from among its members who shall when present, preside at meetings of the Board of Directors.

      The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

      Section 2.  Vacancies and Newly Created Directorships.

      Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office

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of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent Director.

      Section 3.  Regular Meetings.

      Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

      Section 4.  Special Meetings.

      Special meetings of the Board of Directors may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number), or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written-notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

      Section 5.  Quorum.

      At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

      Section 6.  Participation in Meetings By Conference Telephone.

      Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting, but shall not constitute attendance for the purpose of compensation pursuant to Section 9 of this Article II.

      Section 7.  Conduct of Business.

      At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board or the Chairman of the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

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      Section 8.  Powers.

      The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

            (1) To declare dividends from time to time in accordance with law;

            (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

            (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

            (4) To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

            (5) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

            (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

            (7) To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

            (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

      Section 9.  Compensation of Directors.

      Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members Of committees of the Board of Directors.




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                            ARTICLE III - COMMITTEES

      Section 1.  Committees of the Board of Directors.

      The Board of Directors, by a vote of a majority of the Whole Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of a majority of the Whole Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors, by a resolution adopted by a majority of the Whole Board may terminate any committee previously established. Any committee so designated by resolution adopted by a majority of the Whole Board may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

      Section 2.  Conduct of Business.

      Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law or the Board of Directors. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

      Section 3.  Nominating Committee.

      The Board of Directors, by resolution adopted by a majority of the Whole Board, shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members of the Board of Directors, one of which shall be the Chairman of the Board and one of which shall be the President. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c)(ii) of Article I of these Bylaws in order to determine compliance with such Bylaw and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing.


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                              ARTICLE IV - OFFICERS

      Section 1.  Generally.

      (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a President, who shall be the Chief Executive Officer, a Chairman of the Board and one or more Vice Chairmen and one or more Vice Presidents, a Secretary and a Treasurer, and from time to time may choose such other officers as it may deem proper. The Chairman of the Board shall be chosen from among the Directors. Any number of offices may be held by the same person.

      (b) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen but any Officer may be suspended or may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors.

      (c) All Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective Offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

      Section 2.  Chairman of the Board of Directors.

      The Chairman of the Board shall preside, when present, at all meetings of the directors and of the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board of Directors.

      Section 3.  Vice Chairman of the Board of Directors.

      The Vice Chairman of the Board shall preside, in the absence of the Chairman, at all meetings of the directors and of the stockholders of the Corporation. The Vice Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Vice Chairman of the Board or which are delegated to him by the Board of Directors.

      Section 4.  President and Chief Executive Officer.

      The President and Chief Executive Officer shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President and Chief Executive Officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, the President and Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have

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



general supervision of all of the other Officers (other than the Chairman and Vice Chairman of the Board), employees and agents of the Corporation.

      Section 5.  Vice President.

      The Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

      Section 6.  Secretary.

      The Secretary or Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such office and/or such other duties and powers as are properly assigned thereto by the Board of Directors. Subject to the direction of the Board of Directors, the Secretary shall have the power to sign all stock certificates.

      Section 7.  Treasurer.

      The Treasurer of the Corporation shall have the responsibility for maintaining the financial records of the Corporation. He shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

      Section 8.  Assistant Secretaries and Other Officers.

      The Board of Directors or the Chairman of the Board may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors.

      Section 9.  Action with Respect to Securities of Other Corporations.

      Unless otherwise directed by the Board of Directors, the Chairman of the Board or any Officer of the Corporation authorized by the Chairman of the Board shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.



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                                ARTICLE V - STOCK

      Section 1.  Certificates of Stock.

      Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

      Section 2.  Transfers of Stock.

      Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

      Section 3.  Record Date.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 4.  Lost, Stolen or Destroyed Certificates.

      In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof

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of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

      Section 5.  Regulations.

      The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                              ARTICLE VI - NOTICES

      Section 1.  Notices.

      Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram or other courier. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram or other courier, shall be the time of the giving of the notice.

      Section 2.  Waivers.

      A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                           ARTICLE VII - MISCELLANEOUS

      Section 1.  Facsimile Signatures.

      In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof designated by the Board.

      Section 2.  Corporate Seal.

      The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors

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or a designated committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or an assistant to the Treasurer.

      Section 3.  Reliance Upon Books, Reports and Records.

      Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by lawyers, accountants, agents or any other person as to matters which such Director or committee member or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

      Section 4.  Fiscal Year.

      The fiscal year of the Corporation shall be the calendar year.

      Section 5.  Time Periods.

      In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


                            ARTICLE VIII - AMENDMENTS

      The Board of Directors by a resolution adopted by a majority of the Whole Board, may amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change was given not less than two days prior to the meeting. The stockholder shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders provided notice of the proposed change was given in the notice of the meeting; provided, however, that, notwithstanding any other provisions of the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative votes of the holders of at least 80% of the voting power (taking into account the provisions of Article FOURTH of the Certificate of Incorporation) of all the then-outstanding shares of the Voting Stock voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.

      The above Bylaws are effective as of September 10, 1998, the date of incorporation of Long Island Financial Corp.


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
                                                                      APPENDIX D

                                FORM OF PROPOSED
                           LONG ISLAND FINANCIAL CORP.
                             1998 STOCK OPTION PLAN


1.    DEFINITIONS.

      (a) "Affiliate" means any "subsidiary corporation" of the Holding Company, as such term is defined in Section 424(f) of the Code.

      (b) "Award" means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options and Incentive Stock Options.

      (c) "Award Agreement" means an agreement evidencing and setting forth the terms of an Award.

      (d) "Bank" means Long Island Commercial Bank.

      (e) "Board of Directors" means the board of directors of the Holding Company.

      (f) "Change in Control" means an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation (the "FDIC") at 12 C.F.R. Section 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. Section 225.41(b) with respect to the Company, as in effect on the date hereof, but excluding any such Change in Control resulting from the purchase of securities by the Company's or the Bank's tax-qualified employee benefit plans and trusts; (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder by the FRB at 12 C.F.R. Section 225.11, as in effect on the date hereof, except for the Company's acquisition of the Bank and any transaction resulting from the purchase of securities by the Company's or the Bank's tax-qualified employee benefit plans and trusts; or (iv) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the initial conversion of the Bank from mutual to stock form (the "Conversion") and any securities purchased by the Company's or the Bank's tax-qualified employee benefit plans and trusts; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

      (g) "Code" means the Internal Revenue Code of 1986, as amended.

      (h) "Committee" means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan.

      (i) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share.

      (j) "Date of Grant" means the effective date of an Award.

      (k) "Disability" means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Holding Company or an Affiliate.

      (l) "Effective Date" means the date the Plan is adopted by the Board of Directors or ratified by shareholders, as provided for in Section 15 of the Plan.

      (m) "Employee" means any person employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

      (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (o) "Exercise Price" means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

      (p) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

          (i) If the Common Stock was traded on the date in question on The Nasdaq Stock Market then the Fair Market Value shall be equal to the last transaction price quoted for such date by The Nasdaq Stock Market;

          (ii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

      Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

      (q) "Holding Company" means Long Island Financial Corp.

      (r) "Incentive Stock Option" means a stock option granted to a Participant, pursuant to Section 7 of the Plan, that is intended to meet the requirements of Section 422 of the Code.

      (s) "Non-Statutory Stock Option" means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.


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      (t) "Option" means an Incentive Stock Option or Non-Statutory Stock
Option.

      (u) "Outside Director" means a member of the Boards of Directors of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

      (v) "Participant" means any person who holds an outstanding Award.

      (w) "Plan" means this Long Island Financial Corp. 1998 Stock Option Plan.

      (x) "Retirement" means retirement from employment with the Holding Company or an Affiliate in accordance with the retirement policies of the Holding Company or Affiliate, as applicable, then in effect. "Retirement" with respect to an Outside Director means the termination of service from the Board of Directors of the Holding Company and any Affiliate following written notice to the Board of Directors of such Outside Director's intention to retire.

      (y) "Termination for Cause" shall mean, in the case of an Outside Director, removal from the Board of Directors or, in the case of an Employee, unless defined differently under any employment agreement with the Holding Company or an Affiliate, termination of employment, because of a material loss to the Holding Company or an Affiliate, as determined by and in the sole discretion of the Board of Directors or its designee(s).

2.    ADMINISTRATION.

      (a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested and who may grant Awards and administer the Plan with respect to Employees and Outside Directors who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of Section 162(m) of the Code.

      (b) The Committee shall (i) select the Employees and Outside Directors who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

      (c) Each Award shall be evidenced by a written agreement ("Award Agreement") containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted (ii) the Exercise Price of any Option, (iii) the number of shares subject to the Award;
(iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards.


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      (d) The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Performance Award. However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Performance Award intended to satisfy the requirements of Section 162(m) of the Code.

3.    TYPES OF AWARDS AND RELATED RIGHTS.

      The following Awards may be granted under the Plan:

      (a)   Non-Statutory Stock Options.
      (b)   Incentive Stock Options.

4.    STOCK SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section 11 of the Plan, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options granted under the Plan is 175,000, which number shall not exceed ten percent (10%) of the outstanding shares of Common Stock as of the Effective Date. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Trust or the Bank, respectively. To the extent that Options are granted under the Plan, the shares underlying such Options will be unavailable for any other use including future grants under the Plan except that, to the extent that such Options terminate, expire, or are forfeited without having been exercised, new Awards may be made with respect to these shares.

5.    ELIGIBILITY.

      Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate.

6.    NON-STATUTORY STOCK OPTIONS.

      The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

      (a) Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

      (b) Terms of Non-statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part by the Participant at any time during the term of such Non-Statutory Stock Option, or any portion thereof, becomes exercisable.

      (c) Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 6(c), a Participant may not transfer, assign, hypothecate, or dispose of in any manner, other than by will or the laws of intestate succession, a Non-Statutory Stock Option. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination,

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



for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this
Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family,
(iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this Section 6(c), "Immediate Family" includes, but is not necessarily limited to, a Participant's parents, grandparents, spouse, children, grandchildren, siblings (including half bothers and sisters), and individuals who are family members by adoption. Nothing contained in this
Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Statutory Stock Option.


      (d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of one (1) year following the date of such termination.

      (e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, the Participant's may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year following the date of Retirement.

      (f) Termination of Employment or Service (Disability or death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination.

      (g) Termination of Employment or Service (Change in Control). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or service within twenty-four (24) months of a Change in Control, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one (1) year following the date of such termination.

      (h) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant's Termination for Cause, all rights with respect to the Participant's Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

      (i) Payment. Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of shares of Common Stock.


7.    INCENTIVE STOCK OPTIONS.

      The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an Employee upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

      (a) Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date

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



of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company ("10% Owner"), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

      (b) Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

      (c) Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such Option becomes exercisable.

      (d) Non-Transferability. No Incentive Stock Option shall be transferable except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a beneficiary does not constitute a transfer of an Incentive Stock Option.

      (e) Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination.

      (f) Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year following the date of Retirement. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Options to the extent the Participant exercises such Option more than three (3) months following the Date of the Participant's Retirement.

      (g) Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination.

      (h) Termination of Employment (Change in Control). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or service within twenty-four (24) months of a Change in Control, all Incentive Stock Options held by such Participant shall become immediately exercisable and remain exercisable for a period of one (1) year following the date of such termination.

      (i) Termination of Employment (Termination for Cause). Unless otherwise determined by the Committee, in the event of an Employee's Termination for Cause, all rights under such Employee's Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

      (j) Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of shares of Common Stock.

      (k) Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

8.    METHOD OF EXERCISE OF OPTIONS.

      Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a constructive stock swap, as the Committee may specify in the applicable Award Agreement.

9.    RIGHTS OF PARTICIPANTS.

      No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant's services.

10.   DESIGNATION OF BENEFICIARY.

      A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

11.   DILUTION AND OTHER ADJUSTMENTS.

      In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:

      (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

      (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

      (c) adjustments in the Exercise Price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.


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



12.   TAX WITHHOLDING.

      (a) Whenever under this Plan, cash or shares of Common Stock are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to the Participant or from any shares of Common Stock due to the Participant under this Plan or (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock relating to an Award which was transferred by the Participant in accordance with this Plan.

      (b) If any disqualifying disposition described in Section 7(k) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to this Plan, or any transfer described in Section 6(c) is made, or any election described in Section 13 is made, then the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant, or, except in the case of any transfer pursuant to Section 6(c), from any shares of Common Stock due to the Participant under this Plan.

13.   NOTIFICATION UNDER SECTION 83(b).

      The Committee may, on the Date of Grant or any later date, prohibit a Participant from making the election described below. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any Stock Award, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of
Section 83(b) of the Code.

14.   AMENDMENT OF THE PLAN AND AWARDS.

      (a) Except as provided in paragraph (c) of this Section 14, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by such law or regulation. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

      (b) Except as provided in paragraph (c) of this Section 14, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

      (c) In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that has the effect of:

          (i) Allowing any Option to be granted with an exercise below the Fair Market Value of the Common Stock on the Date of Grant.

          (ii) Allowing the exercise price of any Option previously granted under the Plan to be reduced subsequent to the Date of Award.

      (d) Notwithstanding anything in this Plan or any Award Agreement to the contrary, if any Award or


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
right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for such Award or right, be eligible for such accounting treatment, the Committee may modify or adjust the Award or right so that pooling of interest accounting is available.

15.   EFFECTIVE DATE OF PLAN.

      The Plan shall become effective upon ratification by the Holding Company's shareholders or, if not so ratified, as of the date adopted by the Board of Directors. The failure to obtain shareholder ratification for such purposes will not effect the validity of the Plan and any Awards made under the Plan; provided, however, that if the Plan is not ratified by stockholders in accordance with IRS regulations, the Plan shall remain in full force and effect, unless terminated by the Board of Directors, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-Statutory Stock Options and any Award intended to comply with Section 162(m) of the Code shall not comply with
Section 162(m) of the Code.

16.   TERMINATION OF THE PLAN.

      The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; or (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

17.   APPLICABLE LAW.

      The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law.

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                                                                      APPENDIX E

                   SECTION 6022 OF THE NEW YORK BANKING LAW

      1. A stockholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of stockholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a statement that he intends to demand payment for his shares if the action is taken. Such objection is not required from any stockholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of stockholders without a meeting.

      2. Within ten days after the stockholders' authorization date, which term as used in this section means the date on which the stockholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite stockholders, the corporation shall give written notice of such authorization or consent by registered mail to each stockholder who filed written objection or from whom written objection was not required, excepting any who voted for or consented in writing to the proposed action.

      3. Within twenty days after the giving of notice to him, any stockholder to whom the corporation was required to give such notice and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares.

      4. A stockholder may not dissent as to less than all of the shares, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner held of record by such nominee or fiduciary.

      5. Upon filing a notice of election to dissent, the stockholder shall cease to have any of the rights of a stockholder except the right to be paid the fair value of his shares and any other rights under this section. Withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the stockholder is not entitled to receive payment for his shares, or the stockholders shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a stockholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.


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



      6. At the time of filing the notice of election to dissent or within one month thereafter the stockholder shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the stockholder or other person who submitted them on his behalf. Any stockholder who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting stockholder had after filing his notice of election.

      7. Within seven days after the expiration of the period within which stockholders may file their notices of election to dissent, or within seven days after the proposed corporate action is consummated, whichever is later, the corporation or, in the case of a merger, the receiving corporation, shall make a written offer by registered mail to each stockholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be made at the same price per share to all dissenting stockholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting stockholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. If within thirty days after the making of such offer, the corporation making the offer and any stockholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer upon the surrender of the certificates representing such shares.

      8. The following procedure shall apply if the corporation fails to make such offer within such period of seven days, or if it makes the offer and any dissenting stockholder or stockholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

      (a) The corporation or, in the case of a merger, the receiving corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting stockholders and to fix the fair value of their shares.

      (b) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting stockholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not

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



instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

      (c) All dissenting stockholders, excepting those who, as provided in subdivision seven, have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting stockholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting stockholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

      (d) The court shall determine whether each dissenting stockholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if that court finds that any dissenting stockholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the stockholders' authorization date, excluding any appreciation or depreciation directly or indirectly induced by such corporate action or its proposal. The court may, if it so elects, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. Such appraiser shall have the power, authority and duties specified in the order appointing him, or any amendment thereof.

      (e) The final order in the proceeding shall be entered against the corporation in favor of each dissenting stockholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

      (f) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the stockholders' authorization date to the date of payment. If the court finds that the refusal of any stockholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

      (g) The costs and expenses of such proceeding shall be determined by the court and shall be assessed against the corporation, or, in the case of a merger, the receiving corporation, except that all or any part of such costs and expenses may be apportioned and assessed, as the court may determine, against any or all of the dissenting stockholders who are parties to the proceeding if the court finds that their refusal to accept the corporation offer was arbitrary, vexatious or otherwise not in good faith. Such expenses shall include reasonable compensation for and the reasonable expenses of the appraiser, but shall exclude the fees and expenses of counsel for and experts employed by any party unless the court, in its discretion, awards such fees and expenses. In exercising such discretion, the court shall consider any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which such corporation offered to pay; (B) that no offer was made by such corporation; and
(C) that such corporation failed to institute the special proceeding within the period specified therefor.

      (h) Within sixty days after final determination of the proceeding, the corporation or, in the case of a merger, the receiving corporation shall pay to each dissenting stockholder the amount found to be due him, upon surrender of the certificates representing his shares.

      9. Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall be dealt with as provided in section five thousand fourteen, except that, in the case of a merger, they shall be disposed of as provided in the plan of merger or consolidation.

      10. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such stockholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subdivision five, and except that this section shall not exclude the right of such stockholder to bring or maintain an appropriate action to obtain relief on the ground that such corporation action will be or is illegal or fraudulent as to him.

      11. Except as otherwise expressly provided in this section, any notice to be given by a corporation to a stockholder under this section shall be given in the manner provided in section six thousand five.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Articles Tenth and Eleventh of the Company's Certificate of Incorporation provide for indemnification in the following terms.

      TENTH:                  Indemnification.

            A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking'), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

            C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to receive the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

            D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

            E. The Corporation may maintain insurance, at its expense, to protect itself and any Director Officer, employee or agent of the Corporation or Subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

      ELEVENTH: Limitations of Director's Liability. A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (i ) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.            DESCRIPTION
-----------            -----------
2.0                    Plan of Acquisition (Attached as Appendix A to the Prospectus and Proxy
                       Statement filed as part of the Registration Statement).

3.1                    Certificate of Incorporation of Long Island Financial Corp. (Attached as
                       Appendix B to the Prospectus and Proxy Statement filed as part of the
                       Registration Statement).

3.2                    Bylaws of Long Island Financial Corp. (Attached as Appendix C to the
                       Prospectus and Proxy Statement filed as part of the Registration
                       Statement).

4.0                    Specimen Stock Certificate of Long Island Financial Corp.

5.0                    Form of Opinion by Muldoon, Murphy & Faucette re: legality*

8.0                    Form of Opinion by Muldoon, Murphy & Faucette re: tax matters*

10.0                   Form of the Long Island Financial Corp. 1998 Stock Option Plan (Attached
                       as Appendix D to the Prospectus and Proxy Statement filed as part of the
                       Registration Statement).

 23.0                  Consent of Muldoon, Murphy & Faucette
---------------------------

*     Executed opinions to be filed by amendment.

ITEM 22.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

      (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

CONFORMED

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Islandia, State of New York on September 18, 1998.


                                  LONG ISLAND FINANCIAL CORP.



                                  By:    /s/ Douglas C. Manditch
                                         -------------------------------------
                                         Douglas C. Manditch
                                         President and Chief Executive Officer


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 1998.

           We, the undersigned officers and directors of Long Island Financial Corp. hereby severally and individually constitute and appoint Douglas C. Manditch, the true and lawful attorney and agent (with full power of substitution and resubstitution in each case) of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have power to act and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person and we hereby ratify and confirm our signatures as they may be signed by or said attorney and agent to any and all such amendments and instruments.


          NAME                                TITLE                                       DATE
          ----                                -----                                       ----
/s/ Douglas C. Manditch               President, Chief Executive Officer           September 18, 1998
----------------------------          and Director
Douglas C. Manditch

/s/ Thomas Buonaiuto                  Senior Vice President, Senior                September 18, 1998
----------------------------          Financial Officer and Secretary
Thomas Buonaiuto

/s/ Perry B. Duryea, Jr.              Chairman of the Board                        September 18, 1998
----------------------------
Perry B. Duryea, Jr.

/s/ Roy M. Kern, Sr.                  Vice Chairman of the Board                   September 18, 1998
----------------------------
Roy M. Kern, Sr.

/s/ Harvey Auerbach                   Director                                     September 18, 1998
----------------------------
Harvey Auerbach

/s/ John L. Ciarelli                  Director                                     September 18, 1998
----------------------------
John L. Ciarelli

/s/ Donald Del Duca                   Director                                     September 18, 1998
----------------------------
Donald Del Duca

/s/ Frank J. Esposito                 Director                                     September 18, 1998
----------------------------
Frank J. Esposito

/s/ Waldemar Fernandez                Director                                     September 18, 1998
----------------------------
Waldemar Fernandez

/s/ Gordon A. Lenz                    Director                                     September 18, 1998
----------------------------
Gordon A. Lenz

/s/ Walter J, Mack                    Director                                     September 18, 1998
----------------------------
Walter J. Mack

                                      Director                                     September __, 1998
----------------------------
Werner S. Neuburger

/s/ Thomas F. Roberts, III            Director                                     September 18, 1998
----------------------------
Thomas F. Roberts, III

/s/ Alfred Romito                     Director                                     September 18, 1998
----------------------------
Alfred Romito

/s/ Sally Ann Slacke                  Director                                     September 18, 1998
----------------------------
Sally Ann Slacke

/s/ John C. Tsunis                    Director                                     September 18, 1998
----------------------------
John C. Tsunis